 As filed with the Securities and Exchange Commission on January 2, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

FORM F-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933
__________________________________________
COINCHECK GROUP N.V.
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)
__________________________________________

The Netherlands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Coincheck Group N.V.
Nieuwezijds Voorburgwal 62
1012 SJ Amsterdam
The Netherlands
+31 20-522-2555
(Address and telephone number of Registrant’s principal executive offices)
__________________________________________
Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Telephone: (800) 221-0102
(Name, address, and telephone number of agent for service)
__________________________________________
Copies to:

Jonathan H. Talcott
E. Peter Strand
Michael K. Bradshaw, Jr.
Nelson Mullins Riley & Scarborough LLP
101 Constitution Ave, NW, Suite 900
Washington, DC 20001
(202) 689-2800
__________________________________________
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•a base prospectus (the “Base Prospectus”) for the purpose of implementing a “shelf” registration process, which covers the offering, issuance and sale by us of up to $200 million of our ordinary shares, purchase contracts, warrants, subscriptions rights, debt securities and/or units from time to time in one or more offerings; and
•a prospectus (the “Selling Securityholder Prospectus”) that covers the offering and sale by us of up to 4,730,537 of our ordinary shares that are issuable by us upon the exercise of 4,730,537 Public Warrants (as defined below) that were previously registered.
The Selling Securityholder Prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (collectively, the “Selling Securityholders”) of
(A)up to 128,882,309 Ordinary Shares, comprising
(i)up to 511,639 Ordinary Shares (the “Thunder Bridge Capital Ordinary Shares”) held by Thunder Bridge Capital LLC, an affiliate of TBCP IV, LLC (the “Thunder Bridge Sponsor” or “Sponsor”), that were among shares previously registered on the Prior Registration Statement (as defined below);
(ii)up to an aggregate of 122,587,617 Ordinary Shares (the “CNCK Ordinary Shares” and, together with the Thunder Bridge Capital Ordinary Shares, the “BCA Ordinary Shares”) received by the Coincheck Shareholders in exchange for their existing equity interests in Coincheck, Inc. in connection with the completion of the Business Combination, including (1) up to 109,097,910 Ordinary Shares that were received by Monex Group, Inc., (“Monex”) (2) up to 9,700,464 Ordinary Shares that were received by Koichiro Wada (“Koichiro Wada”), and (3) up to 3,789,243 Ordinary Shares that were received by Yusuke Otsuka (“Yusuke Otsuka” and, together with Thunder Bridge Sponsor, Monex and Koichiro Wada, the “BCA Selling Securityholders”), that were previously registered on the Prior Registration Statement (as defined below);
(iii)up to an aggregate of 775,553 Ordinary Shares (the “Next Finance Acquisition Shares”) received by the former holders (the “Next Finance Shareholders”) of all of the issued and outstanding shares (the “Next Finance Shares”) of Next Finance Tech Co. Ltd., a corporation under the laws of Japan (“Next Finance Tech Co.”) in exchange for their equity interests in Next Finance Tech Co., that are among shares previously registered on the Prior Registration Statement (as defined below);
(iv)up to 5,007,500 Ordinary Shares (the “Aplo Ordinary Shares”) received by the former holders (the “Aplo Shareholders”) of all of the issued and outstanding shares (the “Aplo Shares”) of Aplo SAS, a simplified joint stock company (société par actions simplifiée) under the laws of France (“Aplo”) in exchange for their equity interest in Aplo; and
(B)up to 129,611 Ordinary Shares issuable upon the exercise of the Private Warrants previously registered on the Prior Registration Statement (as defined below).
The Base Prospectus immediately follows after this explanatory note. The specific terms of any securities to be offered pursuant to the Base Prospectus will be set forth in one or more prospectus supplements to the base prospectus.
The Selling Securityholder Prospectus immediately follows the Base Prospectus. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the Selling Securityholder Prospectus that is a part of this registration statement (the “F-3 Registration Statement”) is a combined prospectus which relates to the registration statement on Form F-1 (File No. 333-284537), which was originally filed by Coincheck Group N.V.

(“Coincheck Group,” “Company,” “we” or “our”) on January 28, 2025 and declared effective on April 8, 2025 (the “Prior Registration Statement”). This registration statement is also being filed to convert the Prior Registration Statement into a Registration Statement on Form F-3 and to register certain additional ordinary shares for resale. All filing fees payable in connection with the registration of the securities registered by the Prior Registration Statement were paid by the Company at the time of the filing of the Prior Registration Statement.

The information contained in this preliminary prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 2, 2026

COINCHECK GROUP N.V.

$200,000,000

ORDINARY SHARES
PURCHASE CONTRACTS
WARRANTS
SUBSCRIPTION RIGHTS
DEBT SECURITIES
UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of Coincheck Group N.V. (the “Company,” "Coincheck Parent", “we,” “us” or “our”), for total gross proceeds of up to $200 million:
•ordinary shares with a nominal value of one eurocent (EUR 0.01) (“ordinary shares”);
•purchase contracts;
•warrants to purchase our securities;
•subscription rights to purchase our securities;
•secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness, which may include senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
•units comprised of, or other combinations of, the foregoing securities.
We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable fees, commissions, discounts or options to purchase additional shares to be provided to them will be set forth in a prospectus supplement. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. The price to the public of such securities and the net proceeds we expect to receive from such a sale will also be set forth in the prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectuses, as well as any documents incorporated by reference, before purchasing any of the securities being offered.
This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of the offering.
Our Ordinary Shares and Public Warrants are listed on the Nasdaq Global Market (“Nasdaq”) under the symbols “CNCK” and “CNCKW,” respectively. Holders of Ordinary Shares and Public Warrants should obtain current market quotations for their securities. On December 31, 2025, the last reported sale prices for our Ordinary Shares and Public Warrants on Nasdaq were $2.52 per share and $0.40 per warrant, respectively. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
If we decide to seek a listing of any purchase contracts, warrants, subscriptions rights, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have applied for listing, if anywhere.
We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary - Implications of Being a Foreign Private Issuer and a Controlled Company.”
An investment in the securities offered through this prospectus is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 7 of this prospectus and the risk factors in our most recent Annual Report on Form 20-F, which is incorporated by reference herein, and in the relevant prospectus supplements. We urge you to carefully read this prospectus, the applicable prospectus supplements and any related free writing prospectuses, as well as any documents incorporated by reference in this prospectus or any prospectus amendments or supplements, before investing.
 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission, or SEC, employing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $200 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference in this prospectus. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
 We urge you to read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectuses, as well as any documents incorporated by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference in, this prospectus and any applicable prospectus supplement, along with the information contained in any related free writing prospectuses. We have not authorized anyone to provide you with different or additional information.
 This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.
 The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectuses is accurate only as of the date on the front of such document and any information we have incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
 This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
The information in this prospectus, any applicable prospectus supplement and any related free writing prospectuses, together with any information incorporated by reference in this prospectus and such prospectus supplement, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “would,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “project,” “target,” “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements may contain these words. Forward-looking statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future business, financial condition and results of operations, as well as any forward-looking statements, are subject to change given the inherent risks and uncertainties of market and industry conditions.
 Forward-looking statements are neither predictions nor guarantees of future outcomes. Forward-looking statements present estimates and assumptions only as of the date on the cover of the document in which they are contained, and are subject to significant known and unknown risks, uncertainties and assumptions. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Important factors that could cause actual outcomes to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:
 As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in this prospectus under “Risk Factors” and the following:
•the price of crypto assets and volume of transactions on Coincheck's platforms;
•the development, utility and usage of crypto assets, and people’s interest in investing in them and trading them, particularly in Japan;
•changes in economic conditions and consumer sentiment in Japan;
•cyberattacks and security breaches on the Coincheck platforms;
•the level of demand for any particular crypto asset or crypto assets generally;
•changes to any laws or regulations in the United States, Japan or the Netherlands that are adverse to the Company, or either’s failure to comply with any laws or regulations;
•administrative sanctions, including fines, or legal claims if we are found to have offered services in violations of the laws of jurisdictions other than Japan or to have violated international sanctions regimes;
•Coincheck’s ability to compete and increase market share in a highly competitive industry;

•Coincheck’s ability to introduce new products and services, timely or at all;
•any interruptions in services provided by third-party service providers;
•the status of any particular crypto asset as to whether it is deemed a “security” in any relevant jurisdiction;
•legal, regulatory, and other risks in connection with our operation of Coincheck NFT Marketplace that could adversely affect our business, operating results, and financial condition;
•our obligations to comply with the laws, rules, regulations, and policies of a variety of jurisdictions if we expand our business outside of Japan;
•the inability to maintain the listing of our Ordinary Shares on Nasdaq;
•the ability to grow and manage growth profitably; and
•the other forward-looking statements regarding our company and its prospects included or incorporated by reference in this prospectus including, without limitation, those under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” as such factors may be updated from time to time in our other filings with the SEC.
The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth under “Risk Factors” and elsewhere contained or incorporated by reference in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. Prior to investing in our ordinary shares, you should read this prospectus, our filings incorporated by reference herein and the documents we have filed as exhibits to this registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we currently expect.
 Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS
We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “TM” symbols, but the lack of such symbols is not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. The use or display herein of other companies’ trademarks, trade names or service marks is not intended to imply a relationship with, or endorsement or sponsorship of us by, any other companies, or a sponsorship or endorsement of any such other companies by us. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.
MARKET AND INDUSTRY DATA
Market data and certain industry forecast data used in this prospectus were obtained from internal reports, where appropriate, as well as third-party sources, including independent industry publications, as well as other publicly available information. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. See “Cautionary Statement Regarding Forward-Looking Statements.”

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FREQUENTLY USED TERMS
The following terms used in this prospectus have the meanings indicated below:

Term	Description
Aplo SAS	Aplo is a digital assets prime brokerage that serves institutional crypto investors, that Coincheck Parent acquired in October 2025.
Bitcoin (“BTC”)	The first system of global, decentralized, scarce, digital money as initially introduced in a white paper titled “Bitcoin: A Peer-to-Peer Electronic Cash System” by Satoshi Nakamoto.
Block	Synonymous with digital pages in a ledger. Blocks are added to an existing blockchain as transactions occur on the network. Miners are rewarded for “mining” a new block.
Blockchain	A cryptographically secure digital ledger that maintains a record of all transactions that occur on the network and follows a consensus protocol for confirming new blocks to be added to the blockchain.
Board or Board of Directors	The board of directors of Coincheck Group N.V.
Business Combination	The Business Combination consummated on December 10, 2024, pursuant to the Business Combination Agreement.
Business Combination Agreement
The Business Combination Agreement, dated as of March 22, 2022, as amended from time to time, by and among Thunder Bridge, Coincheck Group B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (which was converted into a Dutch public limited liability company (naamloze vennootschap) and renamed Coincheck Group N.V. immediately prior to the Business Combination), M1 GK, Merger Sub and Coincheck.

Coincheck	Coincheck, Inc., a Japanese joint stock company (kabushiki kaisha).
Coincheck Parent
Coincheck Group N.V., a Dutch public limited liability company (naamloze vennootschap) (which was Coincheck Group B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) prior to its conversion in connection with the Business Combination.)

Coincheck Shareholders	Monex Group, Inc., Koichiro Wada and Yusuke Otsuka.
Coincheck NFT Marketplace	Coincheck’s service that enables non-fungible tokens, or NFTs, to be traded between users or purchased by users from Coincheck.
cold wallet
Sometimes also described as cold storage, the storage of private keys in any fashion that is disconnected from the internet in order to protect data from unauthorized access. Common examples include offline computers, USB drives or paper records.

Cover counterparties	Counterparties with which cover transactions are executed.
Cover transactions	Transactions executed by Coincheck on an external exchange or on Coincheck’s Exchange platform in order to hedge Coincheck’s own position arising from transactions in crypto assets with users of Coincheck’s Marketplace platform.
Crypto	A broad term for any cryptography-based market, system, application, or decentralized network.

Term	Description
Crypto asset (or “token”)	A digital asset built using blockchain technology, including cryptocurrencies and NFTs. Under Japan’s Payment Services Act, digital assets that constitute a “security token” (i.e., electronically recorded transferable rights (“ERTRs”) or electronically recorded transferable rights to be indicated on securities (“ERTRISs”) under Japan’s Financial Instruments and Exchange Act (“FIEA”)) are excluded from the definition of crypto assets. Accordingly, crypto assets consist only of digital assets that have been determined not to constitute ERTRs or ERTRISs.
Cryptocurrency	Bitcoin and alternative coins, or “altcoins,” launched after the success of Bitcoin. This category of crypto asset is designed to work as a medium of exchange, store of value, or to power applications and excludes security tokens.
Customer assets	Cryptocurrencies held for customers + fiat currency deposited by customers. This definition, as used in the description of our business, does not include NFTs.
Customers (or “users”)
Parties who hold accounts and utilize the services provided on crypto asset platforms. This definition, as used in the description of our business, generally does not include cover counterparties, and thus such definition differs from the definition of “customer” under IFRS 15.
Notwithstanding the foregoing, for purposes of the Company’s audited consolidated financial statements and unaudited financial statements incorporated by reference, “customers” refers to customers that meet the definition of a customer under IFRS 15, including the parties described in the preceding paragraph as well as cover counterparties.

Ethereum (“ETH”)	A decentralized global computing platform that supports smart contract transactions and peer-to-peer applications, or “Ether,” the native crypto assets on the Ethereum network.
Exchange Act	The U.S. Securities Exchange Act of 1934, as amended.
Exchange platform
Coincheck’s exchange platform, targeted to more sophisticated crypto investors and traders, which facilitates crypto asset purchase and sale transactions between customers generally on a no-fee basis, and on which Coincheck from time to time purchases or sells crypto assets to help support the covering of transactions on its Marketplace platform.

Initial Exchange Offering (“IEO”)/Initial Token Offering
A fundraising event where a crypto start-up raises money through a cryptocurrency exchange. An IEO is a type of Initial Token Offering where a company or project electronically issues utility tokens to procure funds, with a cryptocurrency exchange acting as the main party for screening the project and selling the issuer tokens. Interested supporters can buy tokens with fiat currency or cryptocurrency. The token may be exchangeable in the future for a new cryptocurrency to be launched by the project, or a discount or early rights to a product or service proposed to be offered by the project.

Japan Virtual and Crypto assets Exchange Association (the “JVCEA”)
The JVCEA is a self-regulatory organization for the Japanese cryptocurrency industry under the Payment Services Act, which is formally recognized by the Financial Services Agency of Japan (the “JFSA”). The JVCEA was established in 2018 after a hacking incident of NEM digital tokens occurred with an operational focus on the inspection of the security of domestic exchanges and the enforcement of stricter regulations. The members of the JVCEA consist of the 33 licensed class 1 Japanese virtual currency exchange service providers as of January 31, 2025.

M1 GK	M1 Co G.K., a Japanese limited liability company (godo kaisha) that was merged into Coincheck on June 20, 2025.
Marketplace platform	As of September 30, 2025, Coincheck’s platform that supports 33 different types of cryptocurrencies and enables users to trade cryptocurrencies with Coincheck in yen or with other cryptocurrencies.

Term	Description
Marketplace platform business	Coincheck’s business is related to the Marketplace platform, where Coincheck buys and sells crypto assets to users on the Marketplace platform and executes cover transactions on an external exchange or Coincheck’s Exchange platform for the purpose of hedging Coincheck’s own position.
Merger Sub	Coincheck Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Coincheck Parent.
Miner	Individuals or entities who operate a computer or group of computers that add new transactions to blocks and verify blocks created by other miners. Miners collect transaction fees and are rewarded with new tokens for their service.
Mining	The process by which new blocks are created, and thus new transactions are added to the blockchain.
Monex	Monex Group, Inc., a Japanese joint stock company (kabushiki kaisha) listed on the Tokyo Stock Exchange.
Nasdaq	Nasdaq Global Market.
NEM (“XEM”)	NEM (abbreviated as “XEM” on exchange platforms) is a type of open-source cryptocurrency developed for the “New Economic Movement” network. NEM is a crypto asset with a strong community in Japan in particular, and the goal of NEM is to establish a new economic framework based on the principles of decentralization, economic freedom and equality rather than the existing frameworks managed by countries and governments.
Network	The collection of all miners that use computing power to maintain the ledger and add new blocks to the blockchain. Most networks are decentralized, which reduce the risk of a single point of failure.
Next Finance	Next Finance Tech Co., Ltd, a Japanese private company engaged in a staking platform services business, that Coincheck Parent acquired in March 2025.
Non-fungible token (“NFT”)	A unique and non-interchangeable unit of data stored on a blockchain which allows for a verified and public proof of ownership, first launched on the Ethereum blockchain.
SEC	The U.S. Securities and Exchange Commission.
Securities Act	The U.S. Securities Act of 1933, as amended.
Security token	A security using encryption technology. This includes digital forms of traditional equity or fixed income securities, or may be assets deemed to be a security based on their characterization as an investment contract or note.
Smart contract	Software that digitally facilitates or enforces a rules-based agreement or terms between transacting parties.
US$ or $	Refers to U.S. dollars.
Wallet	A place to store public and private keys for crypto assets. Wallets are typically software, hardware or paper records.

PROSPECTUS SUMMARY
This summary highlights certain information appearing elsewhere or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in the shares offered hereby and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” before you decide to invest in our ordinary shares, you should also read the entire prospectus carefully, including “Risk Factors” beginning on page 7, and the financial statements and related notes included or incorporated by reference in this prospectus.
Unless otherwise designated or the context requires otherwise, the terms “we,” “us,” “our,” “Coincheck Group,” “the Company” and “our company” refer to Coincheck Group N.V. and its subsidiaries, which prior to the Business Combination was the business of Coincheck.
Overview
Since the launch of our crypto asset exchange in 2014, we have provided a young, highly-engaged retail customer base with the opportunity to become familiar with crypto assets by offering a service we believe is easy for anyone to use, regardless of financial or technological literacy. We operate, through our platforms, one of the largest multi-cryptocurrency marketplaces in Japan. We had as of March 31, 2025 and September 30, 2025, according to the JVCEA, a 24.9% and 18.1%, respectively, market share in Japan by trading volume, and our approximately 2.3 million verified users as of March 31, 2025 and 2.4 million verified users as of September 30, 2025 represents an 18.5% retail market share as of March 31, 2025 and 18.3% retail market share as of September 30, 2025. As of March 31, 2023, 2024 and 2025, our customer assets were ¥344 billion, ¥744 billion and ¥859 billion, respectively. As of September 30, 2025 customer assets were ¥1,189 billion. Our marketplace trading volume was ¥157.1 billion, ¥234.6 billion and ¥337.5 billion during the years ended March 31, 2023, 2024 and 2025, respectively. Our marketplace trading volume during the six months ended September 30, 2025 was ¥156.2 billion
We believe that our customers choose us due to our trusted and recognized brand, robust product offering and strong customer service. Approximately 49.3% of our verified accounts are held by customers under 40 as of September 30, 2025, providing the opportunity for our business to grow alongside our customers as they reach their prime earning years. We believe that this, combined with our constant innovation and robust compliance infrastructure, position us to capitalize on the potential growth of the Japanese crypto economy.
Our Marketplace platform offers our customers access to 33 cryptocurrencies, including Bitcoin, Ethereum and XRP, while our Exchange platform, which offers 20 cryptocurrencies, is geared more towards sophisticated and institutional crypto investors and provides liquidity support for transactions on our Marketplace platform. We believe we are well positioned to benefit from increasing adoption of cryptocurrencies and other new technologies within Japan, the world’s fourth largest economy. We currently derive most of our total revenue from transactions on our Marketplace platform.
We also continue to be an innovator in the Japanese crypto economy with the goal of providing to Japanese customers and institutions broad access to technological developments in the industry. For example, we offer our Coincheck NFT Marketplace, a separate display screen for our customers, which we expect to have synergies within our retail customer base, and conducted Japan’s first IEO during 2021. Our smartphone application is our main point of contact with our customers, and we believe it provides a user friendly experience with sophisticated user interface and experience. To maintain the quality of customer experience, we continuously invest in flexible system and software development, and engineers and product developers, to maintain the quality of the customer experience.

We believe that having recently become a publicly traded company listed on Nasdaq will help us access international capital markets, increase our ability to make acquisitions of crypto businesses both inside and outside of Japan, and enhance hiring and retention of key personnel via equity compensation incentives.
Our Mission
We believe we are, today, a leader in the Japanese retail crypto asset industry through our Marketplace platform offering and related retail crypto services. Our mission is threefold: (1) to increase our share of the growing Japanese crypto asset retail market through our Marketplace platform, including by adding or enhancing new or recent features and related services attractive to our customers; (2) to expand our institutional business, such as through the recent launch of the Coincheck Prime brand and our Coincheck IEO platform; and (3) mainly through acquisitions, investments, or joint ventures or other strategic partnerships, to acquire and operate retail and institutional crypto businesses outside of Japan, such as in Europe and other regions.
Our Organizational Structure
Business Combination
On December 10, 2024 (the “Business Combination Closing Date”), we consummated the Business Combination pursuant to the Business Combination Agreement, by and among Thunder Bridge Capital Partners IV, Inc., a Delaware corporation (“Thunder Bridge”), Coincheck Group B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (which was converted into a Dutch public limited liability company (naamloze vennootschap) and renamed Coincheck Group N.V. immediately prior to the Business Combination), M1 Co G.K., a Japanese limited liability company (godo kaisha) (“M1 GK”), Coincheck Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Coincheck Parent (“Merger Sub”) and Coincheck, Inc., a Japanese joint stock company (kabushiki kaisha). Pursuant to the terms set forth in the Business Combination Agreement, (i) Coincheck Parent issued ordinary shares in its share capital (the “Ordinary Shares”) to M1 GK and, pursuant to a share exchange, M1 GK, at that time a wholly owned subsidiary of Coincheck Parent, exchanged all of its shares of Coincheck Parent for all of the outstanding common shares of Coincheck (the “Share Exchange”), resulting in Coincheck becoming a direct wholly owned subsidiary of M1 GK and an indirect wholly owned subsidiary of Coincheck Parent. Immediately after giving effect to the Share Exchange, Coincheck Parent changed its legal form from a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) to a Dutch public limited liability company (naamloze vennootschap); (ii) Merger Sub merged with and into Thunder Bridge on the Business Combination Closing Date, with Thunder Bridge continuing as the surviving corporation (the “Merger”); (iii) as a result of the Merger, each outstanding Thunder Bridge share sold as part of a unit in Thunder Bridge’s initial public offering (the “IPO” or “Thunder Bridge’s IPO”; each unit, a “Thunder Bridge Unit”; and each Thunder Bridge share, a “Thunder Bridge Public Share”), for the avoidance of doubt, not including any Thunder Bridge Shares held by TBCP IV, LLC, Thunder Bridge’s sponsor (the “Thunder Bridge Sponsor” or “Sponsor”), as of the date of the Business Combination Agreement (the “Sponsor Shares”), was exchanged for one Ordinary Share; (iv) as a result of the Merger, each Sponsor Share was exchanged for one Ordinary Share and (v) as a result of the Merger, each outstanding private warrant exercisable for Thunder Bridge shares (a “Thunder Bridge Private Warrant”) and each outstanding public warrant exercisable for Thunder Bridge shares sold as part of a unit in Thunder Bridge’s IPO (a “Thunder Bridge Public Warrant” and the Thunder Bridge Public Warrants together with the Private Warrants, the “Thunder Bridge Warrants”) became a warrant exercisable for such number of Ordinary Shares per Thunder Bridge Warrant that the holder thereof was entitled to acquire if such Thunder Bridge Warrant was exercised prior to the Business Combination (each such private and public warrant exercisable for Ordinary Shares, a “Private Warrant” and “Public Warrant,” respectively, and, the Private Warrants and the Public Warrants together, the “Warrants”). At the Closing on the Business Combination Closing Date, the Sponsor forfeited and surrendered, and Coincheck Parent repurchased for no consideration, 2,365,278 Ordinary Shares.
The transaction was unanimously approved by Thunder Bridge’s board of directors and was approved at the special meeting of Thunder Bridge’s shareholders held on December 5, 2024 (the “Special Meeting”). Thunder Bridge’s shareholders also voted to approve all other proposals presented at the Special Meeting. As a result of the

Business Combination, Thunder Bridge, M1 GK and Coincheck have become wholly owned subsidiaries of Coincheck Parent. On December 11, 2024, Ordinary Shares and Public Warrants commenced trading on the Nasdaq Global Market, or “Nasdaq,” under the symbols “CNCK” and “CNCKW,” respectively. Following the Business Combination, M1 GK was a direct, wholly owned subsidiary of Coincheck Parent and the sole shareholder of Coincheck, but, on June 20, 2025, was merged into Coincheck, resulting in Coincheck Parent becoming the sole shareholder of Coincheck.
Next Finance Acquisition
On March 12, 2025, we entered into a Sale and Purchase Agreement (the “Next Finance SPA”) with the Next Finance Shareholders of Next Finance Tech Co. Based in Japan, Next Finance Tech Co. is a blockchain infrastructure company that provides staking platform services.
On March 14, 2025 (the “Next Finance Closing Date”), pursuant to the Next Finance SPA, we purchased the Next Finance Shares (the “Next Finance Acquisition”) for an aggregate consideration of ¥265,287,960 and an aggregate of 1,111,450 Ordinary Shares (the “Next Finance Acquisition Shares”). The Next Finance Acquisition Shares were issued in reliance on an exemption under the Securities Act. In connection with the Next Finance Acquisition, we agreed to register the Next Finance Acquisition Shares for resale under the Securities Act and pay all fees and expenses incident to such registration.
The Next Finance SPA provides that, subject to certain customary exceptions, certain of the Next Finance Shareholders may not transfer any of the Next Finance Acquisition Shares during the period beginning on the Next Finance Closing Date and ending on December 31, 2026, provided, however, an aggregate of 70% of such shares are released from such transfer restrictions at five predetermined intervals between May 14, 2025 and July 1, 2026.
Aplo Acquisition
Coincheck Parent entered into a Share Contribution and Transfer Agreement dated August 27, 2025 (the "SCTA") to acquire all of the issued and outstanding shares of Aplo SAS, a simplified joint stock company (société par actions simplifiée) under the laws of France, with its registered seat at 15, rue des Halles 75001 Paris, France, and registered with the Trade and Companies Registry of Paris under unique identification number 878 929 405 ("Aplo"). Aplo is a digital asset prime brokerage that serves institutional crypto investors, and is headquartered in Paris, France. The transaction pursuant to the SCTA closed on October 14, 2025 (the "Closing Date"). Pursuant to the terms of the SCTA, on the Closing Date the shareholders of Aplo delivered to Coincheck Parent 100% of the issued and outstanding shares of Aplo, making Coincheck Parent the sole shareholder of Aplo, in exchange for 5,007,500 newly issued Ordinary Shares of Coincheck Parent (the "Share Consideration"). Pursuant to the SCTA, the number of Ordinary Shares constituting the Share Consideration was calculated by dividing (a) $24 million by (b) the average per-share closing price of the Ordinary Shares on Nasdaq over the 20 consecutive trading days that ended with the second trading day prior to the Closing Date. To complete its acquisition of 100% share ownership of Aplo, Coincheck Parent also paid approximately €148 thousand (the "Cash Consideration") to certain warrant holders of Aplo who, as part of closing, exercised their warrants in exchange for Aplo shares and transferred those Aplo shares to Coincheck Parent in exchange for the Cash Consideration. Under the SCTA, Aplo's selling shareholders also agreed to certain "lock-up" periods with respect to the Ordinary Shares they received. The initial accounting for this business combination is incomplete as of the issuance date. This is primarily because Coincheck Parent has not completed the necessary valuations of the acquired assets and liabilities. The Company anticipates completing this analysis within the measurement period. One component of the Company’s mission that has been stated in its prior public disclosures is, through acquisitions, investments, or joint ventures or other strategic partnerships, to acquire and operate retail and institutional crypto businesses outside of Japan, such as in Europe and other regions. This acquisition has been a step in furtherance of that objective.
The following diagram depicts a simplified organizational structure* of the Company and the ownership percentages (excluding the impact of Ordinary Shares underlying the Warrants, Ordinary Shares authorized for issuance pursuant to the Omnibus Incentive Plan and Ordinary Shares held in treasury) as of December 31, 2025. See “Security Ownership of Certain Beneficial Owners” incorporated by reference herein for more information.

Our Strengths
For additional information on the below attributes, please see “Business — Our Strengths” incorporated by reference herein.
•We have a leading position in the Japanese retail market.
•We have a young, highly-engaged customer base.
•We have user-friendly platforms and product offerings.
•We have a trusted brand.
•We have a robust and historically profitable financial model.
•We have a strong and experienced management team to support continued growth
Our Corporate Information
Coincheck Group B.V. was incorporated by Monex Group, Inc. (“Monex”) under the laws of the Netherlands as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) in February 2022 for the purpose of effectuating the Business Combination and changed its legal form to a Dutch public limited liability company (naamloze vennootschap) and was renamed Coincheck Group N.V. immediately prior to the Business Combination.
Coincheck Parent’s registered and principal executive office is Nieuwezijds Voorburgwal 162, 1012 SJ Amsterdam, the Netherlands. Coincheck Parent’s principal website address is https://coincheckgroup.com/. Coincheck Parent does not incorporate the information contained on, or accessible through, Coincheck Parent’s website into this prospectus, and you should not consider it a part of this prospectus.
Implications of Being a Foreign Private Issuer
We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on September 30, 2026.
The discussion below summarizes the significant differences between our corporate governance practices and the Nasdaq listing standards applicable to U.S. companies. The Dutch Corporate Governance Code of the Netherlands (“DCGC”) is based on a “comply or explain” principle, and as set below, we also discuss certain ways in which our governance practices deviate from those suggested in the DCGC.
Under the Nasdaq rules, U.S. domestic listed companies are required to have a majority independent board,. Under the DCGC of the Netherlands, it is required (on a comply-or-explain basis) that the majority of non-executive directors qualifies as independent within the meaning of the DCGC. In addition, the Nasdaq rules require U.S. domestic listed companies to have an independent compensation committee and that our director nominations be made, or recommended to our full Board of Directors, by our independent directors or by a nominations committee that is comprised entirely of independent directors, which are not required under our home country laws. Currently, we have a majority independent board and all of our Board committees consist solely of independent directors ("independent" within the meaning of the Nasdaq rules / US law), but, other than always maintaining an audit committee with only independent directors, that could change in the future. In deviation of the DGCG, we have a chairperson (voorzitter) who is not independent within the meaning of the DCGC (our Lead Non-Executive Director).
Further, for so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and imposing liability for insiders who profit from trades made within a short period of time;
•the rules under the Exchange Act requiring the filing with the SEC of an annual report on Form 10-K (although we will file annual reports on a corresponding form, annual report on Form 20-F, for foreign private issuers), quarterly reports on Form 10-Q containing unaudited financial and other specified information (although we have furnished, and intend to furnish, quarterly financial results reports, typically in the form of an earnings press release, on a current reporting form for foreign private issuers), or current reports on Form 8-K, upon the occurrence of specified significant events; and
•Regulation Fair Disclosure or Regulation FD, which regulates selective disclosure of material non-public information by issuers.
Accordingly, there may be less publicly available information concerning our business than there would be if we were a U.S. public company.
Also, in lieu of Nasdaq’s quorum requirement of at least 33 1/3 percent of outstanding shares for general (i.e., shareholder) meetings, we follow home country practice, which has no quorum requirements, and our Articles of Association do not require a quorum at general meetings, meaning resolutions may be adopted at Coincheck Parent’s general meetings irrespective of the issued share capital issued or represented. Additionally, to the extent we rely on Dutch law with respect to issuance of shares, our practice varies from the requirements of the corporate governance standards of Nasdaq, which generally require an issuer to obtain shareholder approval for the issuance of securities in connection with such events.
Thus, due to our status as a foreign private issuer and our intent to follow certain home country corporate governance practices, our shareholders do not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards.

Implications of Being a Controlled Company
Monex holds more than a majority of the voting power of our Ordinary Shares eligible to vote in the election of our directors. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards (the “corporate governance standards”). Under the corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company.”
As a “controlled company,” we may elect not to comply with certain corporate governance standards, including the requirements that (1) a majority of our Board consist of independent directors, (2) our Board have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) our Board have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Although we are not currently relying on these exemptions, if we do rely on them in the future our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards. In the event that we do rely on them in the future and we cease to be a “controlled company” and our Ordinary Shares continue to be listed on Nasdaq, we will be required to comply with these corporate governance standards within the applicable transition periods or may rely on an alternate exemption, including those available to a foreign private issuer.

RISK FACTORS
Investing in our securities is speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors included in our 2024 Annual Report for the fiscal year ended March 31, 2025 (“2024 Annual Report”), together with any applicable prospectus supplements and any related free writing prospectuses, as well as any documents incorporated by reference in this prospectus or such prospectus supplements. You should also carefully consider other information contained or incorporated by reference in this prospectus or any applicable prospectus supplements, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in any applicable prospectus supplements and our other filings with the SEC incorporated by reference in this prospectus and such prospectus supplements are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial could also adversely affect us. If any of risks we describe occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose some or all of your investment. Please also carefully consider the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
USE OF PROCEEDS
 Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from these sales for working capital and general corporate purposes.
 The amounts and timing of these expenditures, as well as the specific uses thereof, are not presently determinable and will depend on numerous factors, including the market price of our securities at the time of sale, actual proceeds received, the development of our current business initiatives and our evolving business needs. Our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities or in cash or money market funds.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our Board of Directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

DESCRIPTION OF SECURITIES WE MAY OFFER
 General
 This prospectus describes the general terms of our securities. The following description is not complete and may not contain all the information you should consider before investing in our securities. For a more detailed description of these securities, you should read the applicable provisions of Dutch law and our Articles of Association. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
 Under Dutch law, the authorized share capital of a public limited liability company is the maximum capital that the company may issue without amending the Articles of Association. At least one fifth of the authorized share capital must at all times be issued. Pursuant to the Articles of Association, Coincheck Parent’s authorized share capital amounts to €4,000,000, divided into 400,000,000 ordinary shares with a nominal value of €0.01 each.
 We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $200 million in the aggregate of:
•ordinary shares;
•purchase contracts;
•warrants to purchase our securities;
•subscription rights to purchase our securities;
•secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness, which may include senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
•units comprised of, or other combinations of, the foregoing securities.
We may issue the debt securities exchangeable for or convertible into shares of ordinary shares or other securities that may be sold by us pursuant to this prospectus, or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.
Ordinary Shares
 As of December 31, 2025, the total issued share capital of Coincheck Parent is comprised of 138,292,400 Ordinary Shares. There are 135,927,122 Ordinary Shares outstanding. There are 2,365,278 Ordinary Shares held in treasury. There are also 4,860,148 warrants outstanding, each exercisable at $11.50 per one Ordinary Share, of which 4,730,537 are Public Warrants listed on Nasdaq and 129,611 are Private Warrants held by TBCP IV, LLC or its permitted transferees.

Form of Ordinary Shares
All Ordinary Shares will be held in registered form. No share certificates will be issued.
Issuance of shares

Under Dutch law, shares may in principle be issued and rights to subscribe for shares (e.g., stock options) may be granted pursuant to a resolution of the general meeting or another corporate body of the company authorized for that purpose by the company’s general meeting. The Articles of Association provide that Ordinary Shares may be issued and rights to subscribe for such shares may be granted pursuant to a resolution adopted by (i) Coincheck Parent’s general meeting at the proposal of the Board, or (ii) if so authorized by Coincheck Parent’s general meeting, by the Board. For as long as, and to the extent that the authorization referred to under (ii) is effective, Coincheck Parent’s general meeting will not have the power to resolve to issue Ordinary Shares or grant rights to subscribe for such shares.
Pursuant to Dutch law, the authorization referred to under (ii) may be granted, and subsequently extended, in each case for a period not exceeding five years. The authorization cannot be withdrawn, unless determined otherwise at the time of the authorization. The resolution to authorize the Board as corporate body authorized to issue Ordinary Shares and grant rights to subscribe for shares must state the maximum number of shares that may be issued under the authorization.
No general meeting resolution or resolution of the Board is required for the issuance of shares pursuant to the exercise of previously granted rights to subscribe for shares.
At the annual general meeting of Coincheck Parent, held on September 23, 2025 (the "2025 AGM Date" and such general meeting the "2025 AGM"), the general meeting authorized the Board, for a period of 18 months as from the 2025 AGM Date, to issue Ordinary Shares and grant rights to subscribe for such shares up to 73,000,000 Ordinary Shares (the "Issuance Authorization")..
In connection with Coincheck Parent’s Omnibus Incentive Plan, or any other similar equity plan as adopted by the Board, the Board is furthermore irrevocably authorized, for a period of 5 years as from the Business Combination Closing Date, as corporate body authorized to issue Ordinary Shares and grant rights to subscribe for such shares up to 9,079,565 Ordinary Shares (the “Absolute Share Limit”), such Absolute Share Limit to be automatically increased from time to time in accordance with the Omnibus Incentive Plan.
Preemptive rights
Pursuant to Dutch law and the Articles of Association, each shareholder has a preemptive right in proportion to the aggregate amount of its Ordinary Shares upon the issuance of new Ordinary Shares or the grant of rights to subscribe for such shares, except in cases where Ordinary Shares are issued or rights thereto are granted: (i) to employees of Coincheck Parent or a company within the Coincheck Group, (ii) against payment other than in cash, or (iii) to persons exercising a previously granted right to subscribe for Ordinary Shares.
Pursuant to the Articles of Association, the preemptive rights in respect of newly issued Ordinary Shares or rights to subscribe for such shares, may be restricted or excluded by a resolution of the Board if and insofar as it has been designated as corporate body authorized for that purpose by Coincheck Parent’s general meeting. The Board may only be designated in accordance with the preceding sentence to the extent that it is also designated as corporate body authorized to resolve upon the issuance of Ordinary Shares and grant of rights to subscribe for such shares. The designation may be granted, and subsequently extended, in each case for a period not exceeding five years, and cannot be withdrawn, unless determined otherwise at the time of designation.
If the Board is not designated as described above, Coincheck Parent’s general meeting may resolve to limit or exclude the preemptive rights in respect of issuances of Ordinary Shares and grant rights to subscribe for shares, but only at the proposal of the Board. A resolution of Coincheck Parent’s general meeting to limit or exclude preemptive rights or to designate the Board as corporate body authorized to resolve upon the exclusion or limitation or preemptive rights, requires a two/thirds majority of votes cast in a general meeting if less than half of the issued share capital is represented at the meeting concerned. If half of the issued share capital or more is represented at the general meeting, the resolution may be adopted with a simple majority of votes cast.

At the 2025 AGM, the general meeting authorized the Board, for a period of 18 months as from the 2025 AGM Date, to limit or exclude preemptive rights in respect of issuances of Ordinary Shares and grants of rights to subscribe for such shares pursuant to the Issuance Authorization.
In connection with Coincheck Parent’s Omnibus Incentive Plan, or any other similar equity plan as adopted by the Board, the Board furthermore has been irrevocably designated to, for a period of 5 years from the Closing Date, if applicable, restrict or exclude preemptive rights in respect of issuances of Ordinary Shares and grants of rights to subscribe for such shares under the Omnibus Incentive Plan (or any other similar equity plan as adopted by the Board).
Purchase and Repurchase of Ordinary Shares
Pursuant to Dutch law, Coincheck Parent nor its subsidiaries may subscribe for Ordinary Shares to be issued. Coincheck Parent and its subsidiaries may acquire (repurchase) Ordinary Shares, subject to the applicable provisions and restrictions of Dutch law and the Articles of Association, to the extent that: (i) the Ordinary Shares are fully paid-up, (ii) if the Ordinary Shares are repurchased for valuable consideration, such repurchase would not cause Coincheck Parent’s shareholders’ equity (eigen vermogen) to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves that Coincheck Parent must maintain pursuant to Dutch law and the Articles of Association, and (iii) immediately after the acquisition of such Ordinary Shares, Coincheck Parent, together with its subsidiaries, would not hold, as shareholders or pledgees, shares having an aggregate nominal value that exceeds 50% of Coincheck Parent’s issued share capital. In addition, Coincheck Parent nor its subsidiaries may hold more than one-tenth of its issued share capital for more than three years after it was converted into a public limited liability company (naamloze vennootschap) or after it acquired its own shares (i) for no consideration or (ii) under universal succession of title (algemene titel).
Coincheck Parent may only acquire Ordinary Shares if Coincheck Parent’s general meeting has authorized the Board to do so. Such an authorization may be granted for a maximum period of 18 months and must specify the number of Ordinary Shares that may be acquired, the manner in which they may be acquired and the relevant price range. No authorization is required for the acquisition of Ordinary Shares for no valuable consideration or under universal succession of title, or if the Ordinary Shares are acquired by Coincheck Parent with the intention of transferring them to Coincheck Parent’s employees or employees within Coincheck Parent pursuant to an applicable arrangement.
At the 2025 AGM, the general meeting authorized the Board, for a period of 18 months as from the 2025 AGM Date, to have Coincheck Parent acquire fully paid-up Ordinary Shares up to the maximum number of 10% of Coincheck Parent’s issued share capital at the 2025 AGM Date.
Coincheck Parent cannot derive any right to any distribution or any voting rights from any repurchased Ordinary Shares. Coincheck Parent’s subsidiaries that have acquired Ordinary Shares will not be entitled to exercise their voting rights or to receive any dividends on such shares.
Capital reduction
Coincheck Parent’s general meeting may resolve to reduce Coincheck Parent’s issued share capital by (i) cancelling Ordinary Shares, or (ii) reducing the nominal value of the Ordinary Shares through an amendment of the Articles of Association (provided that the nominal value of an Ordinary Share cannot be less than EUR 0.01 under Dutch law). In either case, the reduction would be subject to applicable statutory provisions, including the observance of a two-month creditor opposition period.
A resolution to cancel Ordinary Shares may only relate to Ordinary Shares held by Coincheck Parent itself or in respect of which Coincheck Parent holds the depositary receipts. A resolution to reduce Coincheck Parent’s issued share capital requires a majority of at least two/thirds of the votes cast at Coincheck Parent’s general meeting if less than half of the issued share capital is represented at the meeting concerned. If half of the issued share capital or more is represented at the general meeting, the resolution may be adopted with a simple majority of votes cast.

Transfer of shares
Pursuant to the Articles of Association, for as long as one or more Ordinary Shares are listed and admitted to trading on a regulated foreign stock exchange, the Board may resolve, in accordance with applicable Dutch law, that the laws of the State of New York, United States of America, rather than Dutch law shall apply to the property law aspects of the Ordinary Shares included in the part of the shareholders’ register kept outside the Netherlands by the relevant transfer agent appointed by the Board for that purpose. The Board has adopted such resolution and, as a result, the laws of the State of New York, United States of America, govern the property law aspects applicable to Ordinary Shares registered in Coincheck Parent's shareholders register maintained by Coincheck Parent's registrar.
Discriminating provisions
There are no provisions in the Articles of Association that discriminate against a shareholder because of its ownership of a certain number of Ordinary Shares.
Distributions
Coincheck Parent may only make distributions (whether interim or annual) on the Ordinary Shares if its equity exceeds the sum of its paid-up and called-up capital and the reserves it must maintain pursuant to Dutch law and the Articles of Association.
Coincheck Parent does not anticipate making any distributions on Ordinary Shares in the foreseeable future.
Distribution of dividends
Pursuant to Dutch law and the Articles of Association, the distribution of dividends may only take place after the adoption of Coincheck Parent’s annual accounts which show that the distribution is permitted. The Board may resolve to reserve all or part of Coincheck Parent’s profits. Any profits remaining after the reservation referred to in the previous sentence shall be at the disposal of the general meeting. Coincheck Parent’s general meeting may resolve to distribute the remaining profits to Coincheck Parent’s shareholders. Coincheck Parent’s general meeting, at the proposal of the Board, may resolve that (part of) the distribution is made in kind, including in the form of Ordinary Shares, or in a currency other than the Euro.
Coincheck Parent will adopt a policy on reservation and distribution of its profits.
Interim distributions
Subject to the provisions of Dutch law and the Articles of Association, the Board, or Coincheck Parent’s general meeting at the proposal of the Board, may resolve upon interim distributions on the Ordinary Shares to be charged to Coincheck Parent’s freely distributable reserves. For this purpose, the Board must prepare an interim statement of assets and liabilities, reflecting that (i) the capital requirements set out above are met, and (ii) Coincheck Parent has sufficient funds available for distribution. Interim distribution may be made in cash or in kind, including in the form of Ordinary Shares.
General Meetings
Location
Coincheck Parent general meetings are held in Amsterdam, Haarlemmermeer (which includes Schiphol Airport), The Hague or Rotterdam, the Netherlands. In deviation from the foregoing and to the extent permitted by law, the Board may decide that a general meeting is only accessible by electronic means in accordance with the applicable legal provisions.

Annual general meeting
Coincheck Parent must hold at least one general meeting per year. This annual general meeting must be held within six months after the end of Coincheck Parent’s financial year.
Other general meetings
In addition to the annual general meeting, a general meeting must also be held within three months after the board has determined it to be likely that Coincheck Parent’s equity has decreased to an amount equal to or lower than half of its paid-up and called-up capital, in order to discuss the measures to be taken if so required. If the Board fails to hold such general meeting in a timely manner, each shareholder or other person entitled to attend the general meeting may be authorized by the Dutch court to convene a general meeting.
Furthermore, additional general meetings are also held whenever required under Dutch law or considered appropriate by the Board. Pursuant to Dutch law and the Articles of Association, one or more shareholders solely or jointly representing at least 10% of the issued share capital of Coincheck Parent may also request the Board to convene a general meeting. If the Board does not take the steps necessary to ensure that the requested general meeting could be held within six weeks after the request, the requesting shareholder(s) may, at their request, be authorized by the Dutch court to convene a general meeting, subject to the fulfillment of certain requirements.
Convocation
Coincheck Parent’s general meeting shall be convened by a notice, which includes the location, day and time of the meeting as well as an agenda stating the items to be discussed, which in case of the annual general meeting must in any case include the adoption of Coincheck Parent’s annual accounts, the appropriation of profits and losses and proposals relating to the Board, including the appointment and reappointment of directors and filling of any vacancies. In addition, the agenda for a general meeting must contain such items as the Board or the person(s) convening the meeting determine.
Pursuant to Dutch law and the Articles of Association, one or more shareholders solely or jointly representing at least 3% of the issued share capital of Coincheck Parent, have the right to request the inclusion of additional items on the agenda of a general meeting. Such requests must be made in writing, substantiated and received no later than on the 60th before the day of the relevant general meeting. No resolutions shall be adopted on items other than those that have been included in the agenda. Under the Articles of Association, certain agenda items can only be put on the agenda as a voting item by the Board. However, shareholders that meet the relevant requirements set out above may still request the inclusion of such items on the agenda as a discussion item.
Notice
Coincheck Parent will give notice of each general meeting by publication on its website and, to the extent required by applicable law, in a Dutch daily nationally distributed newspaper, and in any other manner that may be required to follow in order to comply with Dutch law and applicable Nasdaq and SEC requirements. The Articles of Association and Dutch law provide that general meetings of Coincheck Parent will be convened by the Board, no later than on the 15th day prior to the day of the meeting.
Record date
Pursuant to Dutch law and the Articles of Association, the Board of Coincheck Parent may determine a record date (registratiedatum) of 28 calendar days prior to the day of the general meeting to establish which shareholders and persons with meeting rights are entitled to attend and, if applicable, vote at the general meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of the general meeting. The Articles of Association provide that a shareholder must notify Coincheck Parent in writing of his or her identity and his or her intention to attend (or be represented at) the general meeting, such notice to be received by Coincheck Parent on the date set by the Board in accordance with the Articles of Association and as set forth in the convening notice.
Chair
Pursuant to the Articles of Association, general meetings will be presided over by the Executive Chairperson. If the Executive Chairperson is absent or unable to preside over the general meeting, the Lead Non-Executive Director, or in case of his or her absence or inability, the Vice-Chairperson will preside. If all of the aforementioned are absent or unable to act, the general meeting will be presided by any other person designated for that purpose by the Board. The chair of the general meeting appoints a secretary of the general meeting.
Shareholder decision-making
Voting rights
Pursuant to the Articles of Association, each Ordinary Share confers the right to cast one vote at the general meeting. The voting rights attached to any Ordinary Shares held by Coincheck Parent or its direct or indirect subsidiaries are suspended. Nonetheless, the holders of a right of usufruct or a pledge on Ordinary Shares in favor of a party other than Coincheck Parent or a direct or indirect subsidiary are not excluded from the right to vote such shares, if the right of usufruct or right of pledge was created prior to the time the shares concerned were acquired by Coincheck Parent or any of its subsidiaries. Coincheck Parent may not exercise voting rights for Ordinary Shares in respect of which it or any of its subsidiaries has a right of usufruct or pledge. The holder of a usufruct or pledge on shares shall have the voting rights attached thereto if so provided for when the usufruct or pledge was created. Ordinary Shares which are not entitled to be voted on pursuant to the foregoing will not be taken into account for the purpose of determining the number of shares on which votes may be cast or the amount of share capital that is present or represented at a general meeting.
Under the Articles of Association, blank votes (votes where no choice has been made), abstentions and invalid votes shall not be counted as votes cast. However, shares in respect of which a blank vote or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting, are counted when determining the part of the issued share capital that is present or represented at a general meeting.
Majority requirements
Unless Dutch law or Coincheck Parent provide otherwise, all resolutions adopted at a general meeting will be adopted by a simple majority of votes cast. In the event of a tied vote, the proposal concerned will be rejected.
Quorum requirements
The Proposed Articles of Association do not provide for quorum requirements generally applicable to general meetings of Coincheck Parent. Resolutions of the general meeting of Coincheck Parent may be adopted irrespective of the issued share capital present or represented at such general meeting, unless Dutch law or the Articles of Association stipulate otherwise. Under Dutch law and the Articles of Association, certain resolutions can only be adopted by a two/thirds majority of the votes cast if less than half of the issued share capital is present or represented at the general meeting.
Major transactions
Pursuant to Dutch law and the articles of association, resolutions of the Board concerning a material change in Coincheck Parent’s identity, character or business are subject to the approval of the general meeting. Aforementioned changes include: (i) a transfer of all or virtually all of Coincheck Parent’s business to a third party, (ii) the entry into or termination of a long-term cooperation of Coincheck Parent or of a subsidiary with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this cooperation or termination thereof is of significant importance to Coincheck Parent, and (iii) the acquisition or disposal of an interest in the capital of a company by Coincheck Parent or by a subsidiary with a value of at least one/third of the value of Coincheck Parent’s assets, according to the balance sheet with explanatory notes or, if Coincheck Parent prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes as reflected in Coincheck Parent’s most recently adopted annual accounts.
Amendment of Articles of Association, legal merger and demerger
The general meeting may only resolve upon (i) an amendment of the Articles of Association, and (ii) a legal merger or legal demerger to which Coincheck Parent is a party, at the proposal of the Board. A resolution to amend the Articles of Association or to effect a legal merger or legal demerger, requires a simple majority of the votes cast in the general meeting.
Dissolution and liquidation
The general meeting may only resolve upon the dissolution of Coincheck Parent at the proposal of the Board. A resolution to dissolve Coincheck Parent requires a simple majority of the votes cast in the general meeting. If Coincheck Parent is dissolved, its liquidation will be carried out by the Board, unless the general meeting decides otherwise at the proposal of the Board.
If Coincheck Parent is dissolved and its assets are liquidated, any assets remaining after all Coincheck Parent’s debts have been settled will be for the benefit of Coincheck Parent’s shareholders in proportion to the aggregate nominal value of the Ordinary Shares held by each of them.
Board of Directors
Board structure and composition
Pursuant to the Articles of Association, Coincheck Parent will have a one-tier Board comprised of one or more executive directors and one or more non-executive directors. Subject to the approval of the general meeting, the Board will determine the number of executive and non-executive directors serving on the Board, provided that the majority will consist of non-executive directors.
The Board will initially be composed of nine members, and shall be composed as described in “Management.”
Independence
As of the Business Combination, at least three directors on the Board shall qualify as independent under the listing rules of Nasdaq. Furthermore, the majority of the non-executive directors shall qualify as independent within the meaning of the DCGC.
Nomination and appointment
Pursuant to the Articles of Association, the directors will be appointed by Coincheck Parent’s general meeting upon a non-binding (non-exclusive) nomination by the Board. In accordance with Dutch law, executive directors may not participate in the Board’s deliberations and decision-making process regarding such nomination. A resolution to appoint a director will require a majority of votes cast at the general meeting.
Supplementary to the nomination provisions
Unless resolved otherwise by Coincheck Parent’s general meeting at the proposal of the Board, directors will be subject to annual re-election and will be appointed for a term ending at the close of the first annual general meeting of Coincheck Parent held following their appointment.

Suspension and dismissal
Coincheck Parent’s general meeting may at all times suspend or dismiss a director of Coincheck Parent. Pursuant to the Articles of Association, a resolution to suspend or dismiss a director will require a majority of the votes cast in a general meeting. The Board may at all times resolve to suspend an executive director.
Additionally, the Nomination and Voting Agreement stipulates that until the second anniversary of the Business Combination Closing Date and for as long as the Sponsor Group satisfies the Minimum Holding Requirement during the period from the second anniversary until the third anniversary of the Business Combination Closing Date, the relevant parties will exercise their rights such that a Sponsor Nominee will only be suspended or dismissed if so requested in writing by the Sponsor, other than, in relation to a suspension, when not suspending the Sponsor Nominee would be in breach of the Board’s fiduciary duties or, in connection with a dismissal, in the case of fraud or willful misconduct in the performance of the Sponsor Nominee’s duties as director.
Vacancies and inability to act
Pursuant to the Articles of Association, in case of any vacancy on the Board or the inability to act of a director, a temporary director may be designated by the Board. The temporary replacement will hold office until the earlier of (i) his death, disability, retirement, resignation, disqualification or dismissal from the Board, (ii) the end of the next annual general meeting (or such general meeting convened earlier to fill the vacancy) and (iii) such time as the vacancy, or inability of the director, in respect of which he or she was designated as temporary replacement, is resolved.
In the event that the seats of all non-executive directors or all directors on the Board are vacant, or if all non-executive directors or all directors are unable to act and the Board has not provided a temporary replacement, the general meeting may temporarily entrust the performance of the duties of the non-executive directors or the directors, as the case may be, to one or more individuals who shall, without delay, proceed with taking the required measures to fill the vacancies.
Additionally, the Nomination and Voting Agreement provides that the Sponsor will have the right to designate a person to the Board to be appointed as temporary director, if a vacancy has arisen as a result of a Sponsor Nominee ceasing to be in office or a Sponsor Nominee being unable to act, but only if and to the extent that the Sponsor has the right to nominate a Sponsor Nominee for such vacancy pursuant to the Nomination and Voting Agreement. The Sponsor has such nomination right in case a Sponsor Nominee ceases to be a director prior to the second anniversary of the Business Combination Closing Date, and between the second and third anniversary of the Business Combination Closing Date if the Sponsor Group satisfies the Minimum Holding Requirement and the Board no longer comprises of any Sponsor Nominees.
Board duties
The executive directors serving on the Board will primarily be responsible for all day-to-day management and operations of Coincheck Parent. The non-executive directors will, among other things, supervise the executive directors’ policy and performance of duties and Coincheck Parent’s general affairs and its business, and will render their advice and direction to the executive directors. The non-executive directors will furthermore perform any duties allocated to them under or pursuant to Dutch law or the Articles of Association. The executive directors will timely provide the non-executive directors with all information they need in order to properly carry out their duties.
The Board may allocate its duties and powers among its members and the committees of the Board in or in accordance with the board regulations or otherwise in writing.

Titles and roles
The Board may in its discretion grant its members titles. The members of the initial Board will have the titles as reflected opposite their names in section “Management.” The non-executive director that is granted the title Lead Non-Executive Director will have the responsibilities of the chair (voorzitter) as referred to under Dutch law.
Board Committees
The Board will have the following standing committees: (i) Audit Committee, (ii) Compensation Committee, (iii) Nominating and Corporate Governance Committee, and (iv) Risk Committee. The Board may from time to time by resolution establish and maintain other committees (whether standing or ad hoc). The regulations applicable to the committees of the Board will be laid down in committee charters.
Liability of directors
Pursuant to Dutch law, each member of the Board may be held jointly and severally liable to Coincheck Parent for damages in the event of improper or negligent performance of his or her duties. Furthermore, directors may be held liable to third parties based on tort pursuant to certain provisions of the Dutch Civil Code ("DCC"). All members of the Board will be jointly and severally liable for failure of one or more co-directors. An individual director will only be exempt from liability if he or she proves that he or she cannot be held culpable for the mismanagement and that he or she has not been negligent in seeking to prevent the consequences of the mismanagement. In this regard a member of the Board may, however, refer to the allocation of tasks among the directors.
Board Regulations
Pursuant to the Articles of Association, the Board has adopted regulations dealing with its internal organization, the manner in which decisions are taken, the place and manner in which meetings are held, the composition, duties and organization of its committees and any other matters concerning the Board, its members and its committees.
Board decision-making
Pursuant to the Articles of Association, unless the board regulations provide otherwise, the Board may only adopt resolutions at a meeting if the majority of the members entitled to vote is present or represented, and resolutions will be adopted by a majority of the votes cast. Each member of the Board shall have one vote in the board’s decision-making. In case of a tied vote, the Executive Chairperson shall have a casting vote.
Conflict of interest
A member of the Board will not participate in the Board’s deliberations and decision-making process if such director has a direct or indirect personal conflict of interest with Coincheck Parent and its associated business enterprise. If the Board is unable to adopt a resolution as a result of all directors being unable to participate in the deliberations and decision-making process due to a conflict of interest, the resolution may nevertheless by adopted by the Board.
Representation
The Board as a whole and the Executive Chairperson individually are authorized to represent Coincheck Parent. The Board may authorize one or more persons, whether or not employees by Coincheck Parent, to represent Coincheck Parent, whether or not on a continuing basis.

Listing of Securities
Ordinary Shares are listed on Nasdaq under the symbol “CNCK.” Holders of Ordinary Shares should obtain current market quotations for their securities.
Transfer Agent and Registrar
Coincheck Parent has listed the Ordinary Shares in registered form and such Ordinary Shares, through the transfer agent, are uncertificated. Coincheck Parent has appointed Continental Stock Transfer & Trust Company as its agent in New York to maintain Coincheck Parent’s shareholders’ register on behalf of the Board, and to act as transfer agent and registrar for the Ordinary Shares. The Shares are traded on Nasdaq in book-entry form.
Certain Anti-Takeover Provisions of Dutch Law
No arrangement of protective measures in the Articles of Association
Under Dutch law, various protective measures for a Dutch company against takeovers are possible and permissible within the boundaries set by Dutch statutory law and Dutch case law. It is not anticipated that Coincheck Parent will adopt any protective measures.
Response Times based on the DCGC and DCC
In accordance with the DCGC, a shareholder may only request the inclusion of an item on the agenda after consulting the Board in that respect. If one or more shareholders intend to request that an item be put on the agenda for a general meeting that may result in a change in Coincheck Parent’s strategy, pursuant to the DCGC, the Board may invoke a response time of a maximum of 180 days until the day of the general meeting.
Furthermore, under Dutch law, a statutory response time of 250 days applies. If the shareholder(s’) request entails a proposal for a change to the composition of the Board or of corresponding provisions in the Proposed Articles of Association, the Board may invoke a 250-day response time. During this time, the general meeting cannot vote on the requested proposals; the proposals may however be discussed during the general meeting at the request of the relevant shareholder(s). The Board must use the 250-day response time to collect the information it needs in order to come to a prudent decision regarding the shareholder(s’) request(s). The Board must prepare a report on the policy and course of action pursued during the timeout, and this report must be placed on Coincheck Parent’s website. The report must also be placed on the agenda of the first general meeting held after the response time has ended as a discussion item.
Limitation on Liability and Indemnification of Directors and Officers
Under Dutch law, the directors of Coincheck Parent may be held jointly and severally liable vis-a-vis Coincheck Parent for damages in the event of improper performance of their duties. In addition, they may be held liable towards third parties for any action that may give rise to tort pursuant to the DCC. This applies equally to Coincheck Parent’s executive directors and non-executive directors.
The general meeting of Coincheck Parent may resolve to annually discharge the directors, to release them from any loss, damage or right to compensate arising out of or in connection with the exercise of their duties and which appear from the annual report and annual accounts of Coincheck Parent or as otherwise disclosed to the general meeting.
The Articles of Association also include a provision on indemnification. Pursuant to the Articles of Association and unless Dutch law provides otherwise, Coincheck Parent is required to indemnify any and all of the directors, officers, former directors, former officers and any person who may have served at its request as a director or officer of a subsidiary of Coincheck Parent, who were or are made a party or are threatened to be made a party or are involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in that regard or any inquiry or investigation that could lead to such an action, suit or proceeding (a “Proceeding”), against any and all liabilities, damages, documented expenses (including attorney’s fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them.
Notwithstanding Coincheck Parent’s obligation to indemnify and hold harmless as referred to above, no indemnification will be made (i) in respect of any claim, issue or matter as to which any of the above-mentioned indemnified persons will be adjudged in a final and non-appealable decision to be liable for gross negligence or willful misconduct in the performance of such person’s duty to Coincheck Parent or (ii) to the extent that the costs or the capital losses of the above-mentioned indemnified persons are paid by another party or are covered by an insurance policy and the insurer has paid out these costs or capital losses.
The indemnification described above will not be exclusive of any other rights to which those indemnified may be entitled to.
Pursuant to the Articles of Association, the indemnification described above may be further implemented in indemnification agreements or otherwise.
Coincheck Parent may maintain an insurance policy which insures directors and officers against certain liabilities which might be incurred in connection with the performance of their duties. The description of indemnity herein is merely a summary of the provisions in the Articles of Association described above, and such description shall not limit or alter the mentioned provisions in the Articles of Association or other indemnification agreements to be entered into.
Purchase Contracts
 We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of ordinary shares, warrants, subscription rights, debt securities, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of ordinary shares, warrants, subscription rights, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.
 We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, forms of the purchase contracts and purchase contract agreements, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•whether the purchase contracts are to be prepaid or not;
•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and
•whether the purchase contracts will be issued in fully registered or global form.
Warrants
 We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.
 We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, forms of the warrants and warrant agreements, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:
•the title of the warrants;
•the price or prices at which the warrants will be issued;
•the designation, amount and terms of the securities or other rights for which the warrants are exercisable;
•the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•the aggregate number of warrants;
•any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;
•if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;
•a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
•the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•the maximum or minimum number of warrants that may be exercised at any time;
•information with respect to book-entry procedures, if any; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.
Subscription Rights
 We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our securities, a prospectus supplement will be distributed to such holders on the record date set by us for receiving rights in the rights offering.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, forms of the subscription rights, standby underwriting agreements or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•The record date for determining the security holders entitled to rights;
•the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
•the exercise price, if any;
•the conditions to completion of the rights offering;
•the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•any applicable federal income tax considerations.
Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price, if any, set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment, if any, and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.
Debt Securities

 As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will be either senior debt securities, senior subordinated debt securities or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture, which is a contract entered into between us and a trustee to be named therein. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, the indentures or other agreements, if any. We may issue debt securities and incur indebtedness other than through the offering of debt securities pursuant to this prospectus. Convertible debt securities may not be issued under an indenture.
The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.
We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.
 Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness.
 Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:
•the title of debt securities and whether the debt securities are senior or subordinated;
•any limit on the aggregate principal amount of debt securities of such series;
•the percentage of the principal amount at which the debt securities of any series will be issued;
•the ability to issue additional debt securities of the same series;
•the purchase price for the debt securities and the denominations of the debt securities;
•the specific designation of the series of debt securities being offered;
•the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;
•the basis for calculating interest;
•the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•the duration of any deferral period, including the period during which interest payment periods may be extended;

•whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable indenture;
•the rate or rates of amortization of the debt securities;
•any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
•if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
•if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
•our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
•the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;
•the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;
•any restriction or condition on the transferability of the debt securities of a particular series;
•the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;
•the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
•provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;
•any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•the application, if any, of the terms of the applicable indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•what subordination provisions will apply to the debt securities;
•the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;
•whether we are issuing the debt securities in whole or in part in global form;
•any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•the depositary for global or certificated debt securities, if any;
•any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
•any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indenture, by depositing money or U.S. government obligations with the trustee;
•the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
•to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;
•if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
•the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture;
•if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and
•any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.
Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

 Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.
 We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Units
 We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.
 If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other material terms of the units and their constituent securities.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker-dealer, bank, trust company or other representative, as we explain more fully below.
 Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
 The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
 Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
 So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.
  Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
 Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
 We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
 If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation warrants or subscription rights. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the trading block as principal in order to facilitate the transaction;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
•ordinary brokerage transactions and transactions in which a broker solicits purchasers.
A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:
•the types and terms of the securities being offered;
•the name or names of the underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;
•any delayed delivery requirements;
•any over-allotment options under which underwriters may purchase additional securities from us;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any discounts or concessions allowed or re-allowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•at a fixed price or prices, which may be changed;
•in an “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Only underwriters named in a prospectus supplement will be underwriters of the securities offered by such prospectus supplement.
Underwriters and Agents; Direct Sales

 If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.
 Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
 We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.
Dealers
 We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.
Institutional Purchasers
 We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable for the solicitations.
 We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
 We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. These may include commercial banking and investment banking transactions, among other services.
Market-Making; Stabilization and Other Transactions
 There is currently no market for any of the offered securities, other than our Ordinary Shares, which is quoted on Nasdaq. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of any debt securities, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.
 Any underwriter may engage in over-allotment, stabilizing transactions, syndicate-covering or other short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.
 Any underwriters or agents that are qualified market makers on Nasdaq may engage in passive market making transactions in our ordinary shares on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our ordinary shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Fees and Commissions
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the Ordinary Shares offered by this prospectus is being passed upon for us by De Brauw Blackstone Westbroek N.V. The validity of certain other securities offered by this prospectus is being passed upon for us by Nelson Mullins Riley & Scarborough LLP, Washington, D.C. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, then such counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Coincheck Group N.V. and subsidiaries, as of March 31, 2025 and March 31, 2024 and for each of the three years in the period ended March 31, 2025, incorporated by reference herein, have been so included in reliance on the report of KPMG AZSA LLC, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form F-3 that we have filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement, or to the exhibits to the reports or other documents incorporated by reference in this prospectus, for a copy of such contract, agreement or other document. We file annual and periodic reports, proxy statements and other information with the SEC, using its EDGAR system. The SEC provides free public access, through its website, to items publicly filed in the EDGAR system, including our items. The address of the SEC’s website is http://www.sec.gov.
 We also maintain a website at https://coincheckgroup.com/. You may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We are “incorporating by reference” in this prospectus certain documents we have filed or will file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act). Such information will automatically update and supersede the information contained in this prospectus and the documents listed below:
1.Our Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on July 30, 2025 (the “2024 Annual Report”);
2.Our Reports on Form 6-K furnished to the SEC on April 2, 2025, May 13, 2025, August 7, 2025, August 21, 2025, August 28, 2025, August 29, 2025, November 12, 2025, and November 28, 2025, respectively; and

We are also incorporating by reference any documents that we file with the SEC after the date of the filing of the registration statement of which the prospectus forms a part and prior to the subsequent effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
 We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address:

Coincheck Group N.V.
Nieuwezijds Voorburgwal 162
1012 SJ Amsterdam
The Netherlands
+31 20-522-2555

COINCHECK GROUP N.V.

$200 million

ORDINARY SHARES
PURCHASE CONTRACTS
WARRANTS
SUBSCRIPTION RIGHTS
DEBT SECURITIES
UNITS

PROSPECTUS

, 2026

The information contained in this preliminary prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 2, 2026

COINCHECK GROUP N.V.
Primary Offering of
4,730,537 Ordinary Shares Underlying Warrants
Secondary Offering of
128,882,309 Ordinary Shares and

129,611 Ordinary Shares Underlying Warrants

This prospectus relates to the offer and sale by us of up to 4,730,537 of our ordinary shares with a nominal value of one eurocent (EUR 0.01) each (“Ordinary Shares”) that are issuable by us upon the exercise of 4,730,537 Public Warrants (as defined below) that were previously registered.
This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (collectively, the “Selling Securityholders”) of
(A)up to 128,882,309 Ordinary Shares, comprising
(i)up to 511,639 Ordinary Shares held by Thunder Bridge Capital LLC (the “Thunder Bridge Capital Ordinary Shares”), an affiliate of TBCP IV, LLC (the “Thunder Bridge Sponsor” or “Sponsor”);
(ii)up to an aggregate of 122,587,617 Ordinary Shares (the “CNCK Ordinary Shares” and, together with the Thunder Bridge Capital Ordinary Shares, the “BCA Ordinary Shares”) received by the Coincheck Shareholders in exchange for their existing equity interests in Coincheck, Inc. in connection with the completion of the Business Combination, including (1) up to 109,097,910 Ordinary Shares that were received by Monex Group, Inc., (“Monex”) (2) up to 9,700,464 Ordinary Shares that were received by Koichiro Wada (“Koichiro Wada”), and (3) up to 3,789,243 Ordinary Shares that were received by Yusuke Otsuka (“Yusuke Otsuka” and, together with Thunder Bridge Sponsor, Monex and Koichiro Wada, the “BCA Selling Securityholders”);
(iii)up to an aggregate of 775,553 Ordinary Shares (the “Next Finance Acquisition Registered Shares”) received by the former holders (the “Next Finance Shareholders”) of all of the issued and outstanding shares (the “Next Finance Shares”) of Next Finance Tech Co., Ltd. a corporation under the laws of Japan (“Next Finance Tech Co.”) in exchange for their equity interests in Next Finance Tech Co.; and
(iv)up to 5,007,500 Ordinary Shares (the “Aplo Ordinary Shares”) received by the former holders (the “Aplo Shareholders”) of all of the issued and outstanding shares (the “Aplo Shares”) of Aplo SAS, a simplified joint stock company (société par actions simplifiée) under the laws of France (“Aplo”) in exchange for their equity interest in Aplo; and

(B)up to 129,611 Ordinary Shares issuable upon the exercise of the Private Warrants.
We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We are registering these securities for resale by the Selling Securityholders, or their donees, pledgees, transferees, distributees or other successors-in-interest selling our Ordinary Shares or Private Warrants or interests in our Ordinary Shares or Private Warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer.
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale by the Selling Securityholders of the securities being registered hereunder. With respect to the Ordinary Shares underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $55.9 million. However, whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Ordinary Shares. Each Warrant will become exercisable for one Ordinary Share at an exercise price of $11.50. Therefore, if and when the trading price of the Ordinary Shares is less than $11.50, we expect that warrantholders would not exercise their Warrants. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Warrants may not be exercised prior to their maturity, even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed elsewhere in this prospectus to continue to fund our operations. See “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.”
Our Ordinary Shares and Public Warrants are listed on the Nasdaq Global Market (“Nasdaq”) under the symbols “CNCK” and “CNCKW,” respectively. Holders of Ordinary Shares and Public Warrants should obtain current market quotations for their securities. On December 31, 2025, the last reported sale prices for our Ordinary Shares and Public Warrants on Nasdaq were $2.52 per share and $0.40 per warrant, respectively.
The securities being registered for resale pursuant to this prospectus include Ordinary Shares and Private Warrants that were purchased at prices or received for consideration that may be significantly below the current trading prices of these securities on the open market, and the sale of which would result in certain Selling Securityholders realizing a significant gain. The BCA Selling Securityholders acquired the BCA Ordinary Shares covered by this prospectus at average prices ranging from $0.13 (¥18.86) per Ordinary Share to $1.55 (¥230.25) per Ordinary Share. By comparison, the offering price to public shareholders in Thunder Bridge’s initial public offering was $10.00 per unit, which consisted of one Ordinary Share and one fifth of one Public Warrant. Consequently, certain BCA Selling Securityholders may realize a positive rate for return on the sale of their Ordinary Shares covered by this prospectus even if the market price of the Ordinary Shares is below $10.00 per Ordinary Share.
The securities being registered hereby were (except for the Next Finance Acquisition Registered Shares and the Aplo Ordinary Shares) acquired in connection with the Business Combination in exchange for equity interests held in either Coincheck, Inc. or the Sponsor, or for Private Placement Units purchased pursuant to the Placement Unit Purchase Agreement. The purchase prices paid by the BCA Selling Securityholders for the Ordinary Shares

were calculated based on the sum total consideration each BCA Selling Securityholders paid for such exchanged equity interest or Private Placement Units in the amount as follow: (i) Monex Group, Inc. received 109,097,910 Ordinary Shares for an effective aggregate purchase price of ¥8,356,278,855 ($56,267,449), or ¥76.59 ($0.52) per share, based on consideration paid for the exchanged equity interest held in Coincheck, Inc., (ii) Koichiro Wada received 9,700,464 Ordinary Shares for an effective aggregate purchase price of ¥316,720,000 ($2,132,651), or ¥32.65 ($0.22) per share, based on consideration paid for the exchanged equity interest held in Coincheck, Inc., (iii) Yusuke Otsuka received 3,789,243 Ordinary Shares for an effective aggregate purchase price of ¥71,482,500 ($481,331), or ¥18.86 ($0.13) per share, based on consideration paid for the exchanged equity interest held in Coincheck, Inc. and (iv) the Sponsor received 4,195,973 Ordinary Shares (excluding 2,365,278 Ordinary Shares which the Sponsor received but forfeited and surrendered for no consideration) for an effective purchase price of ¥966,140,716 ($6,505,560), or ¥230.25 ($1.55) per share, based on consideration paid for the exchanged equity interest held in the Sponsor. The Sponsor also received 129,611 Private Warrants exercisable at $11.50 per share underlying its Private Placement Units.
Given the lower purchase prices that the BCA Selling Securityholders paid to acquire Ordinary Shares or Warrants compared to the current trading price of our Ordinary Shares or Warrants, these BCA Selling Securityholders are likely to earn a positive rate of return on their investment at current market prices. Based on the last reported sale price on December 31, 2025 of $2.52 (¥395.33) per Ordinary Share, the BCA Selling Securityholders would realize profits on the sale of their holdings as follows: (i) Monex Group would realize a potential profit of ¥34,302,393,868.16 ($218,659,284.20), or ¥ 313.75 ($2.00) per share, (ii) Koichiro Wada would realize a potential profit of ¥3,500,298,617.69 ($22,312,518.28), or ¥360.81 ($2.30) per share, (iii) Yusuke Otsuka would realize a potential profit of ¥1,422,482,755.91 ($9,067,561.36), or ¥374.93 ($2.39) per share and (iv) Thunder Bridge Capital LLC, an affiliate of the Sponsor would realize a potential aggregate profit of ¥77,855,963.37 ($496,289.83), or ¥152.17 ($0.97), per share. The aggregate amount of profit for such BCA Selling Securityholders would be ¥39,303,031,205.13 ($250,535,653.67). Investors who purchase our Ordinary Shares in the open market may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.
The Ordinary Shares being registered for resale in this prospectus represent a substantial percentage of our public float and of our outstanding Ordinary Shares. The Ordinary Shares being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 95.0% of our total outstanding Ordinary Shares as of December 31, 2025 on a fully diluted basis (assuming and after giving effect to the issuance of Ordinary Shares upon exercise of all outstanding Warrants, but excluding any unvested equity awards). Once the registration statement that includes this prospectus is effective and during such time as it remains effective, the Selling Securityholders will be permitted (subject to compliance with the contractual lock-up restrictions that apply to certain Selling Securityholders, as described under “Selling Securityholders”) to sell the shares registered hereby. Based on the last reported sale price of our Ordinary Shares on December 31, 2025, BCA Selling Securityholders may realize profit per share ranging from ¥77,855,963.37 ($496,289.83) to ¥496,289.83 ($218,659,284.20), even though the current trading price of our Ordinary Shares is below the $10.00 offering price to public shareholders in Thunder Bridge’s initial public offering. The resale, or anticipated or potential resale, of a substantial number of shares of our Ordinary Shares may have a material negative impact on the market price of our Ordinary Shares and could make it more difficult for our shareholders to sell their Ordinary Shares at such times and at such prices as they deem desirable. Additionally, even if the price of our Ordinary Shares declines substantially, some Selling Securityholders may still have an incentive to sell to obtain liquidity.
We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, including, without limitation, all registration and filing fees (including fees with respect to filings required to be made with FINRA (as defined herein)), Nasdaq listing fees, fees and expenses of compliance with securities or blue sky laws, if any, and fees and expenses of counsel and independent registered public accountants, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees, underwriting marketing costs, legal counsel fees that are not covered by us and any other expenses incurred by the Selling Securityholders in disposing of the securities, as described in the section entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary - Implications of Being a Foreign Private Issuer and a Controlled Company.”
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the U.S. Securities and Exchange Commission, or SEC, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026.

S-i

ABOUT THIS PROSPECTUS
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or any related free writing prospectus. This prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any related free writing prospectus is delivered or securities are sold on a later date.
 We have not done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating as to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.
 We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus, any applicable prospectus supplement and any related free writing prospectuses, together with any information incorporated by reference in this prospectus and such prospectus supplement, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
 You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “would,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “project,” “target,” “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements may contain these words. Forward-looking statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future business, financial condition and results of operations, as well as any forward-looking statements, are subject to change given the inherent risks and uncertainties of market and industry conditions.
 Forward-looking statements are neither predictions nor guarantees of future outcomes. Forward-looking statements present estimates and assumptions only as of the date on the cover of the document in which they are contained, and are subject to significant known and unknown risks, uncertainties and assumptions. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Important factors that could cause actual outcomes to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:
•the price of crypto assets and volume of transactions on Coincheck’s platforms;
•the development, utility and usage of crypto assets and people’s interest in investing in them and trading them, particularly in Japan;
•changes in economic conditions and consumer sentiment in Japan;
•cyberattacks and security breaches on the Coincheck platforms;
•the level of demand for any particular crypto asset or crypto assets generally;
•changes to any laws or regulations in the United States, Japan or the Netherlands that are adverse to the Company, Coincheck, or either’s failure to comply with any laws or regulations;
•administrative sanctions, including fines, or legal claims if we are found to have offered services in violations of the laws of jurisdictions other than Japan or to have violated international sanctions regimes;
•Coincheck’s ability to compete and increase market share in a highly competitive industry;
•Coincheck’s ability to introduce new products and services, timely or at all;
•any interruptions in services provided by third-party service providers;
•the status of any particular crypto asset as to whether it is deemed a “security” in any relevant jurisdiction;
S-iii

•legal, regulatory, and other risks in connection with our operation of Coincheck NFT Marketplace that could adversely affect our business, operating results, and financial condition;
•our obligations to comply with the laws, rules, regulations, and policies of a variety of jurisdictions if we expand our business outside of Japan;
•the inability to maintain the listing of our Ordinary Shares on Nasdaq;
•the ability to grow and manage growth profitably; and
•the other forward-looking statements regarding our company and its prospects included or incorporated by reference in this prospectus including, without limitation, those under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” as such factors may be updated from time to time in our other filings with the SEC.
The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth under “Risk Factors” and elsewhere contained or incorporated by reference in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. Prior to investing in our ordinary shares, you should read this prospectus, our filings incorporated by reference herein and the documents we have filed as exhibits to this registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we currently expect.
 Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

S-iv

TRADEMARKS, TRADE NAMES AND SERVICE MARKS
We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “TM” symbols, but the lack of such symbols is not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. The use or display herein of other companies’ trademarks, trade names or service marks is not intended to imply a relationship with, or endorsement or sponsorship of us by, any other companies, or a sponsorship or endorsement of any such other companies by us. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.
MARKET AND INDUSTRY DATA
Market data and certain industry forecast data used in this prospectus were obtained from internal reports, where appropriate, as well as third-party sources, including independent industry publications, as well as other publicly available information. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. See “Cautionary Statement Regarding Forward-Looking Statements.”

S-v

FREQUENTLY USED TERMS
The following terms used in this prospectus have the meanings indicated below:

Term	Description
Aplo SAS	Aplo is a digital assets prime brokerage that serves institutional crypto investors, that Coincheck Parent acquired in October 2025.
Bitcoin (“BTC”)	The first system of global, decentralized, scarce, digital money as initially introduced in a white paper titled “Bitcoin: A Peer-to-Peer Electronic Cash System” by Satoshi Nakamoto.
Block	Synonymous with digital pages in a ledger. Blocks are added to an existing blockchain as transactions occur on the network. Miners are rewarded for “mining” a new block.
Blockchain	A cryptographically secure digital ledger that maintains a record of all transactions that occur on the network and follows a consensus protocol for confirming new blocks to be added to the blockchain.
Board or Board of Directors	The board of directors of Coincheck Group N.V.
Business Combination	The Business Combination consummated on December 10, 2024, pursuant to the Business Combination Agreement.
Business Combination Agreement
The Business Combination Agreement, dated as of March 22, 2022, as amended from time to time, by and among Thunder Bridge, Coincheck Group B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (which was converted into a Dutch public limited liability company (naamloze vennootschap) and renamed Coincheck Group N.V. immediately prior to the Business Combination), M1 GK, Merger Sub and Coincheck.

Coincheck	Coincheck, Inc., a Japanese joint stock company (kabushiki kaisha).
Coincheck Parent
Coincheck Group N.V., a Dutch public limited liability company (naamloze vennootschap) (which was Coincheck Group B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) prior to its conversion in connection with the Business Combination.)

Coincheck Shareholders	Monex Group, Inc., Koichiro Wada and Yusuke Otsuka.
Coincheck NFT Marketplace	Coincheck’s service that enables non-fungible tokens, or NFTs, to be traded between users or purchased by users from Coincheck.
cold wallet
Sometimes also described as cold storage, the storage of private keys in any fashion that is disconnected from the internet in order to protect data from unauthorized access. Common examples include offline computers, USB drives or paper records.

Cover counterparties	Counterparties with which cover transactions are executed.
Cover transactions	Transactions executed by Coincheck on an external exchange or on Coincheck’s Exchange platform in order to hedge Coincheck’s own position arising from transactions in crypto assets with users of Coincheck’s Marketplace platform.
Crypto	A broad term for any cryptography-based market, system, application, or decentralized network.
Crypto asset (or “token”)	A digital asset built using blockchain technology, including cryptocurrencies and NFTs. Under Japan’s Payment Services Act, digital assets that constitute a “security token” (i.e., electronically recorded transferable rights (“ERTRs”) or electronically recorded transferable rights to be indicated on securities (“ERTRISs”) under Japan’s Financial Instruments and Exchange Act (“FIEA”)) are excluded from the definition of crypto assets. Accordingly, crypto assets consist only of digital assets that have been determined not to constitute ERTRs or ERTRISs.
S-vi

Term	Description
Cryptocurrency	Bitcoin and alternative coins, or “altcoins,” launched after the success of Bitcoin. This category of crypto asset is designed to work as a medium of exchange, store of value, or to power applications and excludes security tokens.
Customer assets	Cryptocurrencies held for customers + fiat currency deposited by customers. This definition, as used in the description of our business, does not include NFTs.
Customers (or “users”)
Parties who hold accounts and utilize the services provided on crypto asset platforms. This definition, as used in the description of our business, generally does not include cover counterparties, and thus such definition differs from the definition of “customer” under IFRS 15.
Notwithstanding the foregoing, for purposes of the Company’s audited consolidated financial statements and unaudited financial statements incorporated by reference, “customers” refers to customers that meet the definition of a customer under IFRS 15, including the parties described in the preceding paragraph as well as cover counterparties.

Ethereum (“ETH”)	A decentralized global computing platform that supports smart contract transactions and peer-to-peer applications, or “Ether,” the native crypto assets on the Ethereum network.
Exchange Act	The U.S. Securities Exchange Act of 1934, as amended.
Exchange platform
Coincheck’s exchange platform, targeted to more sophisticated crypto investors and traders, which facilitates crypto asset purchase and sale transactions between customers generally on a no-fee basis, and on which Coincheck from time to time purchases or sells crypto assets to help support the covering of transactions on its Marketplace platform.

Initial Exchange Offering (“IEO”)/Initial Token Offering
A fundraising event where a crypto start-up raises money through a cryptocurrency exchange. An IEO is a type of Initial Token Offering where a company or project electronically issues utility tokens to procure funds, with a cryptocurrency exchange acting as the main party for screening the project and selling the issuer tokens. Interested supporters can buy tokens with fiat currency or cryptocurrency. The token may be exchangeable in the future for a new cryptocurrency to be launched by the project, or a discount or early rights to a product or service proposed to be offered by the project.

Japan Virtual and Crypto assets Exchange Association (the “JVCEA”)
The JVCEA is a self-regulatory organization for the Japanese cryptocurrency industry under the Payment Services Act, which is formally recognized by the Financial Services Agency of Japan (the “JFSA”). The JVCEA was established in 2018 after a hacking incident of NEM digital tokens occurred with an operational focus on the inspection of the security of domestic exchanges and the enforcement of stricter regulations. The members of the JVCEA consist of the 33 licensed class 1 Japanese virtual currency exchange service providers as of January 31, 2025.

M1 GK	M1 Co G.K., a Japanese limited liability company (godo kaisha) that was merged into Coincheck on June 20, 2025.
Marketplace platform	As of December 31, 2024, Coincheck’s platform that supports 29 different types of cryptocurrencies and enables users to trade cryptocurrencies with Coincheck in yen or with other cryptocurrencies.
Marketplace platform business	Coincheck’s business is related to the Marketplace platform, where Coincheck buys and sells crypto assets to users on the Marketplace platform and executes cover transactions on an external exchange or Coincheck’s Exchange platform for the purpose of hedging Coincheck’s own position.
Merger Sub	Coincheck Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Coincheck Parent.
Miner	Individuals or entities who operate a computer or group of computers that add new transactions to blocks and verify blocks created by other miners. Miners collect transaction fees and are rewarded with new tokens for their service.
S-vii

Term	Description
Mining	The process by which new blocks are created, and thus new transactions are added to the blockchain.
Monex	Monex Group, Inc., a Japanese joint stock company (kabushiki kaisha) listed on the Tokyo Stock Exchange.
Nasdaq	Nasdaq Global Market.
NEM (“XEM”)	NEM (abbreviated as “XEM” on exchange platforms) is a type of open-source cryptocurrency developed for the “New Economic Movement” network. NEM is a crypto asset with a strong community in Japan in particular, and the goal of NEM is to establish a new economic framework based on the principles of decentralization, economic freedom and equality rather than the existing frameworks managed by countries and governments.
Network	The collection of all miners that use computing power to maintain the ledger and add new blocks to the blockchain. Most networks are decentralized, which reduce the risk of a single point of failure.
Next Finance	Next Finance Tech Co., Ltd, a Japanese private company engaged in a staking platform services business, that Coincheck Parent acquired in March 2025.
Non-fungible token (“NFT”)	A unique and non-interchangeable unit of data stored on a blockchain which allows for a verified and public proof of ownership, first launched on the Ethereum blockchain.
SEC	The U.S. Securities and Exchange Commission.
Securities Act	The U.S. Securities Act of 1933, as amended.
Security token	A security using encryption technology. This includes digital forms of traditional equity or fixed income securities, or may be assets deemed to be a security based on their characterization as an investment contract or note.
Smart contract	Software that digitally facilitates or enforces a rules-based agreement or terms between transacting parties.
US$ or $	Refers to U.S. dollars.
Wallet	A place to store public and private keys for crypto assets. Wallets are typically software, hardware or paper records.

S-viii

PROSPECTUS SUMMARY
This summary highlights certain information appearing elsewhere or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in the shares offered hereby and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” before you decide to invest in our ordinary shares, you should also read the entire prospectus carefully, including “Risk Factors” beginning on page S-9, and the financial statements and related notes included or incorporated by reference in this prospectus.
 Unless otherwise designated or the context requires otherwise, the terms “we,” “us,” “our,” “Coincheck Group,” “the Company” and “our company” refer to Coincheck Group N.V. and its subsidiaries, which prior to the Business Combination was the business of Coincheck, Inc. (“Coincheck”).
 Overview
Since the launch of our crypto asset exchange in 2014, we have provided a young, highly-engaged retail customer base with the opportunity to become familiar with crypto assets by offering a service we believe is easy for anyone to use, regardless of financial or technological literacy. We operate, through our platforms, one of the largest multi-cryptocurrency marketplaces in Japan. We had as of March 31, 2025 and September 30, 2025, according to the JVCEA, a 24.9% and 18.1% as of September 30, 2025, respectively, market share in Japan by trading volume, and our approximately 2.3 million verified users as of March 31, 2025 and 2.3 million verified users as of September 30, 2025 represents an 18.5% retail market share as of March 31, 2025 and 18.3% retail market share as of September 30, 2025 . As of March 31, 2023, 2024 and 2025, our customer assets were ¥344 billion, ¥744 billion and ¥859 billion, respectively. As of September 30, 2025 customer assets were ¥1,189 billion. Our marketplace trading volume was ¥157.1 billion, ¥234.6 billion and ¥337.5 billion during the years ended March 31, 2023, 2024 and 2025, respectively. Our marketplace trading volume during the six months ended September 30, 2025 was ¥156.2 billion.
We believe that our customers choose us due to our trusted and recognized brand, robust product offering and strong customer service. Approximately 49.3% of our verified accounts are held by customers under 40 as of September 30, 2025, providing the opportunity for our business to grow alongside our customers as they reach their prime earning years. We believe that this, combined with our constant innovation and robust compliance infrastructure, position us to capitalize on the potential growth of the Japanese crypto economy.
Our Marketplace platform offers our customers access to 33 cryptocurrencies, including Bitcoin, Ethereum and XRP, while our Exchange platform, which offers 20 cryptocurrencies, is geared more towards sophisticated and institutional crypto investors and provides liquidity support for transactions on our Marketplace platform. We believe we are well positioned to benefit from increasing adoption of cryptocurrencies and other new technologies within Japan, the world’s fourth largest economy. We currently derive most of our total revenue from transactions on our Marketplace platform.
We also continue to be an innovator in the Japanese crypto economy with the goal of providing to Japanese customers and institutions broad access to technological developments in the industry. For example, we offer our Coincheck NFT Marketplace, a separate display screen for our customers, which we expect to have synergies within our retail customer base, and conducted Japan’s first IEO during 2021. Our smartphone application is our main point of contact with our customers, and we believe it provides a user friendly experience with sophisticated user interface and experience. We continuously invest in flexible system and software development, and engineers and product developers to maintain the quality of the customer experience.

We believe that having recently become a publicly traded company listed on Nasdaq will help us access international capital markets, increase our ability to make acquisitions of crypto businesses both inside and outside of Japan, and enhance hiring and retention of key personnel via equity compensation incentives.
Our Mission
We believe we are, today, a leader in the Japanese retail crypto asset industry through our Marketplace platform offering and related retail crypto services. Our mission is threefold: (1) to increase our share of the growing Japanese crypto asset retail market through our Marketplace platform, including by adding or enhancing new or recent features and related services attractive to our customers; (2) to expand our institutional business, such as through the recent launch of the Coincheck Prime brand and our Coincheck IEO platform; and (3) mainly through acquisitions, investments, or joint ventures or other strategic partnerships, to acquire and operate retail and institutional crypto businesses outside of Japan, such as in Europe and other regions.
Our Organizational Structure
Business Combination
On December 10, 2024 (the “Business Combination Closing Date”), we consummated the Business Combination pursuant to the Business Combination Agreement, by and among Thunder Bridge Capital Partners IV, Inc., a Delaware corporation (“Thunder Bridge”), Coincheck Group B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (which was converted into a Dutch public limited liability company (naamloze vennootschap) and renamed Coincheck Group N.V. immediately prior to the Business Combination), M1 Co G.K., a Japanese limited liability company (godo kaisha) (“M1 GK”), Coincheck Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Coincheck Parent (“Merger Sub”) and Coincheck, Inc., a Japanese joint stock company (kabushiki kaisha). Pursuant to the terms set forth in the Business Combination Agreement, (i) Coincheck Parent issued ordinary shares in its share capital (the “Ordinary Shares”) to M1 GK and, pursuant to a share exchange, M1 GK, at that time a wholly owned subsidiary of Coincheck Parent, exchanged all of its shares of Coincheck Parent for all of the outstanding common shares of Coincheck (the “Share Exchange”), resulting in Coincheck becoming a direct wholly owned subsidiary of M1 GK and an indirect wholly owned subsidiary of Coincheck Parent. Immediately after giving effect to the Share Exchange, Coincheck Parent changed its legal form from a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) to a Dutch public limited liability company (naamloze vennootschap); (ii) Merger Sub merged with and into Thunder Bridge on the Business Combination Closing Date, with Thunder Bridge continuing as the surviving corporation (the “Merger”); (iii) as a result of the Merger, each outstanding Thunder Bridge share sold as part of a unit in Thunder Bridge’s initial public offering (the “IPO” or “Thunder Bridge’s IPO”; each unit, a “Thunder Bridge Unit”; and each Thunder Bridge share, a “Thunder Bridge Public Share”), for the avoidance of doubt, not including any Thunder Bridge Shares held by TBCP IV, LLC, Thunder Bridge’s sponsor (the “Thunder Bridge Sponsor” or “Sponsor”), as of the date of the Business Combination Agreement (the “Sponsor Shares”), was exchanged for one Ordinary Share; (iv) as a result of the Merger, each Sponsor Share was exchanged for one Ordinary Share and (v) as a result of the Merger, each outstanding private warrant exercisable for Thunder Bridge shares (a “Thunder Bridge Private Warrant”) and each outstanding public warrant exercisable for Thunder Bridge shares sold as part of a unit in Thunder Bridge’s IPO (a “Thunder Bridge Public Warrant” and the Thunder Bridge Public Warrants together with the Private Warrants, the “Thunder Bridge Warrants”) became a warrant exercisable for such number of Ordinary Shares per Thunder Bridge Warrant that the holder thereof was entitled to acquire if such Thunder Bridge Warrant was exercised prior to the Business Combination (each such private and public warrant exercisable for Ordinary Shares, a “Private Warrant” and “Public Warrant,” respectively, and, the Private Warrants and the Public Warrants together, the “Warrants”). At the Closing on the Business Combination Closing Date, the Sponsor forfeited and surrendered, and Coincheck Parent repurchased for no consideration, 2,365,278 Ordinary Shares.
The transaction was unanimously approved by Thunder Bridge’s board of directors and was approved at the special meeting of Thunder Bridge’s shareholders held on December 5, 2024 (the “Special Meeting”). Thunder Bridge’s shareholders also voted to approve all other proposals presented at the Special Meeting. As a result of the

Business Combination, Thunder Bridge, M1 GK and Coincheck have become wholly owned subsidiaries of Coincheck Parent. On December 11, 2024, Ordinary Shares and Public Warrants commenced trading on the Nasdaq Global Market, or “Nasdaq,” under the symbols “CNCK” and “CNCKW,” respectively. Following the Business Combination, M1 GK was a direct, wholly owned subsidiary of Coincheck Parent and the sole shareholder of Coincheck, but, on June 20, 2025, was merged into Coincheck, resulting in Coincheck Parent becoming the sole shareholder of Coincheck.
Next Finance Acquisition
On March 12, 2025, we entered into a Sale and Purchase Agreement (the “Next Finance SPA”) with the Next Finance Shareholders of Next Finance Tech Co. Based in Japan, Next Finance Tech Co. is a blockchain infrastructure company that provides staking platform services.
On March 14, 2025 (the “Next Finance Closing Date”), pursuant to the Next Finance SPA, we purchased the Next Finance Shares (the “Next Finance Acquisition”) for an aggregate consideration of ¥265,287,960 and an aggregate of 1,111,450 Ordinary Shares (the “Next Finance Acquisition Shares”). The Next Finance Acquisition Shares were issued in reliance on an exemption under the Securities Act. In connection with the Next Finance Acquisition, we agreed to register the Next Finance Acquisition Shares for resale under the Securities Act and pay all fees and expenses incident to such registration.
The Next Finance SPA provides that, subject to certain customary exceptions, certain of the Next Finance Shareholders may not transfer any of the Next Finance Acquisition Shares during the period beginning on the Next Finance Closing Date and ending on December 31, 2026, provided, however, an aggregate of 70% of such shares are released from such transfer restrictions at five predetermined intervals between May 14, 2025 and July 1, 2026.
Aplo Acquisition
Coincheck Parent entered into a Share Contribution and Transfer Agreement dated August 27, 2025 (the "SCTA") to acquire all of the issued and outstanding shares of Aplo SAS, a simplified joint stock company (société par actions simplifiée) under the laws of France, with its registered seat at 15, rue des Halles 75001 Paris, France, and registered with the Trade and Companies Registry of Paris under unique identification number 878 929 405 ("Aplo"). Aplo is a digital asset prime brokerage that serves institutional crypto investors, and is headquartered in Paris, France. The transaction pursuant to the SCTA closed on October 14, 2025 (the "Closing Date"). Pursuant to the terms of the SCTA, on the Closing Date the shareholders of Aplo delivered to Coincheck Parent 100% of the issued and outstanding shares of Aplo, making Coincheck Parent the sole shareholder of Aplo, in exchange for 5,007,500 newly issued Ordinary Shares of Coincheck Parent (the "Share Consideration"). Pursuant to the SCTA, the number of Ordinary Shares constituting the Share Consideration was calculated by dividing (a) $24 million by (b) the average per-share closing price of the Ordinary Shares on Nasdaq over the 20 consecutive trading days that ended with the second trading day prior to the Closing Date. To complete its acquisition of 100% share ownership of Aplo, Coincheck Parent also paid approximately €148 thousand (the "Cash Consideration") to certain warrant holders of Aplo who, as part of closing, exercised their warrants in exchange for Aplo shares and transferred those Aplo shares to Coincheck Parent in exchange for the Cash Consideration. Under the SCTA, Aplo's selling shareholders also agreed to certain "lock-up" periods with respect to the Ordinary Shares they received. The initial accounting for this business combination is incomplete as of the issuance date. This is primarily because Coincheck Parent has not completed the necessary valuations of the acquired assets and liabilities. The Company anticipates completing this analysis within the measurement period. One component of the Company’s mission that has been stated in its prior public disclosures is, through acquisitions, investments, or joint ventures or other strategic partnerships, to acquire and operate retail and institutional crypto businesses outside of Japan, such as in Europe and other regions. This acquisition has been a step in furtherance of that objective.
The following diagram depicts a simplified organizational structure* of the Company and the ownership percentages (excluding the impact of Ordinary Shares underlying the Warrants, Ordinary Shares authorized for issuance pursuant to the Omnibus Incentive Plan and Ordinary Shares held in treasury) as of December 31, 2025. See “Security Ownership of Certain Beneficial Owners” incorporated by reference herein for more information.

Our Strengths
For additional information on the below attributes, please see “Business — Our Strengths” incorporated by reference herein.
•We have a leading position in the Japanese retail market.
•We have a young, highly-engaged customer base.
•We have user-friendly platform and product offerings.
•We have a trusted brand.
•We have a robust and historically profitable financial model.
•We have a strong and experienced management team to support continued growth.
Our Corporate Information
Coincheck Group B.V. was incorporated by Monex Group, Inc. (“Monex”) under the laws of the Netherlands as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) in February 2022 for the purpose of effectuating the Business Combination and changed its legal form to a Dutch public limited liability company (naamloze vennootschap) and was renamed Coincheck Group N.V. immediately prior to the Business Combination.
Coincheck Parent’s registered and principal executive office is Nieuwezijds Voorburgwal 162, 1012 SJ Amsterdam, the Netherlands. Coincheck Parent’s principal website address is https://coincheckgroup.com/. Coincheck Parent does not incorporate the information contained on, or accessible through, Coincheck Parent’s website into this prospectus, and you should not consider it a part of this prospectus.
Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on September 30, 2026.
The discussion below summarizes the significant differences between our corporate governance practices and the Nasdaq listing standards applicable to U.S. companies. The Dutch Corporate Governance Code of the Netherlands (“DCGC”) is based on a “comply or explain” principle, and as set below, we also discuss certain ways in which our governance practices deviate from those suggested in the DCGC.
Under the Nasdaq rules, U.S. domestic listed companies are required to have a majority independent board. Under the DCGC of the Netherlands, it is required (on a comply-or-explain basis) that the majority of non-executive directors qualifies as independent within the meaning of the DCGC. In addition, the Nasdaq rules require U.S. domestic listed companies to have an independent compensation committee and that our director nominations be made, or recommended to our full Board of Directors, by our independent directors or by a nominations committee that is comprised entirely of independent directors, which are not required under our home country laws. Currently, we have a majority independent Board and all of our Board committees consist solely of independent directors ("independent" within the meaning of the Nasdaq rules / US law), but, other than always maintaining an audit committee with only independent directors, that could change in the future. In deviation of the DGCG, we have a chairperson (voorzitter) who is not independent within the meaning of the DCGC (our Lead Non-Executive Director).
Further, for so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and imposing liability for insiders who profit from trades made within a short period of time;
•the rules under the Exchange Act requiring the filing with the SEC of an annual report on Form 10-K (although we will file annual reports on a corresponding form, annual report on Form 20-F, for foreign private issuers), quarterly reports on Form 10-Q containing unaudited financial and other specified information (although we have furnished, and intend to furnish, quarterly financial results reports, typically in the form of an earnings press release, on a current reporting form for foreign private issuers), or current reports on Form 8-K, upon the occurrence of specified significant events; and
•Regulation Fair Disclosure or Regulation FD, which regulates selective disclosure of material non-public information by issuers.
Accordingly, there may be less publicly available information concerning our business than there would be if we were a U.S. public company.
Also, in lieu of Nasdaq’s quorum requirement of at least 33 1/3 percent of outstanding shares for general (i.e., shareholder) meetings, we follow home country practice, which has no quorum requirements, and our Articles of Association do not require a quorum at general meetings, meaning resolutions may be adopted at Coincheck Parent’s general meetings irrespective of the issued share capital issued or represented. Additionally, to the extent we rely on Dutch law with respect to issuance of shares, our practice varies from the requirements of the corporate governance standards of Nasdaq, which generally require an issuer to obtain shareholder approval for the issuance of securities in connection with such events.

Thus, due to our status as a foreign private issuer and our intent to follow certain home country corporate governance practices, our shareholders do not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards.
Implications of Being a Controlled Company
Monex holds more than a majority of the voting power of our Ordinary Shares eligible to vote in the election of our directors. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards (the “corporate governance standards”). Under the corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company.”
As a “controlled company,” we may elect not to comply with certain corporate governance standards, including the requirements that (1) a majority of our Board consist of independent directors, (2) our Board have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) our Board have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Although we are not currently relying on these exemptions, if we do rely on them in the future our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards. In the event that we do rely on them in the future and we cease to be a “controlled company” and our Ordinary Shares continue to be listed on Nasdaq, we will be required to comply with these corporate governance standards within the applicable transition periods or may rely on an alternate exemption, including those available to a foreign private issuer.

THE OFFERING

Ordinary Shares being offered by us	Up to 4,730,537 Ordinary Shares issuable upon the exercise of 4,730,537 Public Warrants
Ordinary Shares being registered for resale by the Selling Securityholders	Up to 128,882,309 Ordinary Shares, up to 129,611 Ordinary Shares issuable upon the exercise of 129,611 Private Warrants
Terms of the Offering
The Selling Securityholders will determine when (subject to compliance with the contractual lock-up restrictions that apply to certain Selling Securityholders) and how they will dispose of any Ordinary Shares and Warrants registered under this prospectus for resale. The Selling Securityholders may offer, sell or distribute all or a portion of the securities registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution.”

Warrants issued and outstanding
4,730,537 Public Warrants outstanding, which each entitle the holder to purchase one Ordinary Share at an exercise price of $11.50 per share. The Public Warrants are exercisable on the later of January 9, 2025, which is 30 days after the completion of the Business Combination, and the date that the issuance of the underlying ordinary shares is registered hereby. The Public Warrants will terminate at 5:00 p.m., Eastern Time on the earlier to occur of: (i) the date that is five (5) years after the date on which the Business Combination is completed, (ii) the liquidation of Coincheck Parent, or (iii) the redemption date as provided in the warrant agreement dated June 29, 2021 by and between Thunder Bridge and Continental Stock Transfer & Trust Company, as warrant agent (as amended by the Warrant Assumption and Amendment Agreement, dated December 10, 2024, by and among Thunder Bridge, Coincheck Parent and Continental Stock Transfer & Trust Company).
129,611 Private Warrants held by the Thunder Bridge Sponsor or permitted transferees, which are identical to the Public Warrants in all material respects, except that the Private Warrants may be exercised by the holders on a cashless basis and will not be redeemable (subject to certain limited exceptions), so long as they are held by the Thunder Bridge Sponsor or its permitted transferees. If the Private Warrants are held by someone other than the Thunder Bridge Sponsor or its permitted transferees, such warrants will be redeemable and exercisable by such holders on the same basis as the Public Warrants.

Use of Proceeds
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale by the Selling Securityholders of the securities being registered hereunder.
With respect to the Ordinary Shares underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $55.9 million. However, whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Ordinary Shares. Each Warrant will become exercisable for one Ordinary Share at an exercise price of $11.50. Therefore, if and when the trading price of the Ordinary Shares is less than $11.50, we expect that warrantholders would not exercise their Warrants. On December 31, 2025, the last reported sale price of our Ordinary Shares was $2.52 per share. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Warrants may not be exercised prior to their maturity, even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed elsewhere in this prospectus to continue to fund our operations. See “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.”

Liquidity
The Ordinary Shares being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 95.0% of our total outstanding Ordinary Shares as of December 31, 2025 on a fully diluted basis (assuming and after giving effect to the issuance of Ordinary Shares upon exercise of all outstanding Warrants but excluding any unvested equity awards). Once the registration statement that includes this prospectus is effective and during such time as it remains effective, the Selling Securityholders will be permitted to sell the shares registered hereby. The resale, or anticipated or potential resale, of a substantial number of shares of our Ordinary Shares may have a material negative impact on the market price of our Ordinary Shares and could make it more difficult for our shareholders to sell their Ordinary Shares at such times and at such prices as they deem desirable.

Market for our Ordinary Shares and Warrants
Ordinary Shares and Public Warrants are listed on Nasdaq under the symbols “CNCK” and “CNCKW,” respectively. Holders of Ordinary Shares and Public Warrants should obtain current market quotations for their securities. On December 31, 2025, the last reported sale prices for our Ordinary Shares and Public Warrants on Nasdaq were $2.52 per share and $0.40 per warrant, respectively.

RISK FACTORS
Investing in our ordinary shares is speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 20-F as supplemented or updated in any report on Form 6-K, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our financial statements and related notes, before deciding whether to purchase our ordinary shares.
 Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may materially and adversely affect us in the future.
USE OF PROCEEDS
All of the Ordinary Shares and the Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”
With respect to the Ordinary Shares underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $55.9 million. Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes, which may include, but is not limited to, funding for working capital, investments in organic and inorganic growth and repayment of outstanding indebtedness. However, whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Ordinary Shares. Each Warrant will become exercisable for one Ordinary Share at an exercise price of $11.50. Therefore, if and when the trading price of the Ordinary Shares is less than $11.50, we expect that warrantholders would not exercise their Warrants. On December 31, 2025, the last reported sale price of our Ordinary Shares was $2.52 per share. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Warrants may not be exercised prior to their maturity, even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed elsewhere in this prospectus to continue to fund our operations.
We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, including, without limitation, all registration and filing fees (including fees with respect to filings required to be made with FINRA (as defined herein)), Nasdaq listing fees, fees and expenses of compliance with securities or blue sky laws, if any, and fees and expenses of counsel and independent registered public accountants, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees, underwriting marketing costs, legal counsel fees that are not covered by us and any other expenses incurred by the Selling Securityholders in disposing of the securities.
The net proceeds to the Selling Securityholders will be the purchase price of the Ordinary Shares and Warrants less any discounts and commissions and other expenses borne by the Selling Securityholders.

SELLING SECURITYHOLDERS
The Selling Securityholders may offer and sell, from time to time, any or all of the shares or shares underlying the warrants being offered for resale by this prospectus, consisting of:
•up to 128,882,309 Ordinary Shares; and
•up to 129,611 Ordinary Shares that are issuable upon the exercise of Private Warrants;
The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus other than through a public sale.
The following table is prepared based on information provided to us by the Selling Securityholders. The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, and the aggregate number of Ordinary Shares and Warrants that the Selling Securityholders may offer pursuant to this prospectus. The table does not include the issuance by us of up to 4,730,537 Ordinary Shares upon the exercise of outstanding Public Warrants, which is covered by this prospectus, but reflects up to 129,611 Ordinary Shares issuable upon the exercise of Private Warrants.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The percentage of our Ordinary Shares beneficially owned is computed on the basis of 135,927,122 Ordinary Shares issued and outstanding as of December 31, 2025. Certain Ordinary Shares, covered by this prospectus are subject to lock-up agreements as described below.
In connection with the Next Finance Acquisition, The Next Finance SPA provides that, subject to certain customary exceptions, certain of the Next Finance Shareholders may not transfer any of the Next Finance Acquisition Shares during the period beginning on the Next Finance Closing Date and ending on December 31, 2026, provided, however, an aggregate of 70% of such shares will be released from such transfer restrictions at five predetermined intervals between May 14, 2025 and July 1, 2026.
In connection with the Aplo Acquisition, the SCTA provides that certain Aplo Shareholders may not transfer approximately 47% of the Aplo Ordinary Shares during the period beginning on the Closing Date and ending on October 14, 2028, provided, however, an aggregate of one-third of the Aplo Ordinary Shares will be released from such transfer restrictions on each anniversary of the Closing Date. In addition, the SCTA provides that the remaining Aplo Shareholders may not transfer the remaining approximately 53% of the Aplo Ordinary Shares during the period beginning on the Closing Date and ending on April 14, 2027, provided, however, an aggregate of one-third of the remaining Aplo Ordinary Shares will be released from such transfer restrictions on each six-month anniversary of the Closing Date.
Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the tables below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the tables is presented.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf.
Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.

	Securities to be sold in this offering(†)		Securities beneficially owned after this offering(††)
Name of Selling Securityholder	Ordinary Shares	%	Ordinary Shares	%
Monex Group, Inc.(1)	109,097,910	80.3%	109,097,910	-
Koichiro Wada(2)	9,700,464	7.1%	9,700,464	-
Yusuke Otsuka(3)	3,789,243	2.8%	3,789,243	-
Soichiro Tokuriki(4)	315,696	*	315,696	-
Shinya Tsuchida(5)	311,974	*	311,974	-
Mikihiro Ono(6)	36,953	*	36,953	-
W ventures II Investment Limited Partnership(7)	102,026	*	102,026	-
Unicorn No. 2 Fund Investment Limited Partnership(8)	6,845	*	6,845	-
Naoya Sugimoto(9)	2,059	*	2,059	-
Acequia Capital IV LLC(10)	82,126	*	82,126	-
AFO Consulting AB(11)	9,953	*	9,953	-
Arnaud Carrere(12)	586,436	*	586,436	-
Atomico V SCSP(13)	1,584,174	1.2%	1,584,174	-
Axeleo Capital 1(14)	329,677	*	329,677	-
Charles Songhurst(15)	35,560	*	35,560	-
DRAPERDRAGON DAF II LP(16)	147,735	*	147,735	-
DRAPERDRAGON INNOVATION FUND III LP(17)	181,942	*	181,942	-
Jacques Lolieux(18)	586,436	*	586,436	-
Kima Ventures II(19)	71,519	*	71,519	-
Lise Invest(20)	16,667	*	16,667	-
Louis Baudoin(21)	19,109	*	19,109	-
Marc Jalabert(22)	40,864	*	40,864	-
Oliver Yates(23)	586,436	*	586,436	-
PG Conseil(24)	16,667	*	16,667	-
Semantic Ventures GP Limited(25)	104,550	*	104,550	-
Simon Douyer(26)	586,436	*	586,436	-
TONA Investments LP(27)	21,213	*	21,213	-
Thunder Bridge Capital LLC(28)	511,639	*	511,639	-
____________
*    Represents less than 1% of the Ordinary Shares.
(†)    The amounts set forth in this column are the number of Ordinary Shares or Private Warrants that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other Ordinary Share or Warrant that the Selling Securityholder may own beneficially or otherwise.
(††)    Assumes the sale of all of the securities offered by the Selling Securityholders.

(1)    The shares are held by Monex Group, Inc., a publicly traded company on the Tokyo Stock Exchange. The business address of the Selling Securityholder is ARK Mori Building 25F 1-12-32 Akasaka, Minato-ku, Tokyo 107-6025, Japan.
(2)    The business address of the Selling Securityholder is c/o Coincheck, Inc., Shibuya Sakura Stage Shibuya Side 27F, 1-4 Sakuragaokacho, Shibuya-ku, Tokyo, 150-6227 Japan.
(3)    The business address of the Selling Securityholder is c/o Coincheck, Inc., Shibuya Sakura Stage Shibuya Side 27F, 1-4 Sakuragaokacho, Shibuya-ku, Tokyo, 150-6227 Japan.
(4)    The business address of the Selling Securityholder is c/o Coincheck, Inc., Shibuya Sakura Stage Shibuya Side 27F, 1-4 Sakuragaokacho, Shibuya-ku, Tokyo, 150-6227 Japan. Includes 284,126 Ordinary Shares held by Tokuriki Asset Management Co, LD and 31,570 Ordinary Shares held by Soichiro Tokuriki.
(5)    The business address of the Selling Securityholder is c/o Coincheck, Inc., Shibuya Sakura Stage Shibuya Side 27F, 1-4 Sakuragaokacho, Shibuya-ku, Tokyo, 150-6227 Japan.
(6)    The business address of the Selling Securityholder is c/o Coincheck, Inc., Shibuya Sakura Stage Shibuya Side 27F, 1-4 Sakuragaokacho, Shibuya-ku, Tokyo, 150-6227 Japan.
(7)    The business address of the Selling Securityholder is c/o Akihiro Higashi (General Partner), Shibuya Scramble Square, 2-24-12 Shibuya, Shibuya-ku, Tokyo, Japan.
(8)    The business address of the Selling Securityholder is c/o Tadashi Ito (General Partner), 4-2-36 Takezaki-cho Shimonoseki-shi Yamaguchi 750-8603.
(9)    The business address of the Selling Securityholder is c/o Coincheck, Inc., Shibuya Sakura Stage Shibuya Side 27F, 1-4 Sakuragaokacho, Shibuya-ku, Tokyo, 150-6227 Japan.
(10)    The business address of the Selling Securityholder is Corporation Trust Center, 1209 Orange Street, Wilmington, DE, 19801.
(11)    The business address of the Selling Securityholder is Skeppargatan 96, Stockholm, 11530, SW.
(12)    The business address of the Selling Securityholder is 144, rue de Rennes, Paris, 75006 FR.
(13)    The business address of the Selling Securityholder is 412F, route d'Esch, Luxembourg, L-2086, LU.
(14)    The business address of the Selling Securityholder is 4 Place Amedee Bonnet, Lyon, 69002, FR.
(15)    The business address of the Selling Securityholder is 338a Kings Road, London, SW3 5UR, UK.
(16)    The business address of the Selling Securityholder is 16192 Coastal Highway, Lewes, DE 19904.
(17)    The business address of the Selling Securityholder is 3500 South DuPont Hwy, Dover, DE 19904.
(18)    The business address of the Selling Securityholder is 15, rue de l'Eglise, Neuilly-sur-Seine, 92200, FR.
(19)    The business address of the Selling Securityholder is 16 Rue de la Ville l'Eveque, Paris, 75008, FR.
(20)    The business address of the Selling Securityholder is 7 rue Mariotte, Paris, 75017, FR.
(21)    The business address of the Selling Securityholder is Boulevard de la Somme, Paris, 75017, FR.
(22)    The business address of the Selling Securityholder is 19 Chemin des Buttes, Gif Sur Yvette, 91190, FR.
(23)    The business address of the Selling Securityholder is 13, rue des Ecouffes, Paris, 75004, FR.
(24)    The business address of the Selling Securityholder is La Residence Les Ducs de Savoie, 203, Rue de la Poste, Tignes, 73320, FR.
(25)    The business address of the Selling Securityholder is Censeo House, 6 St. Peters Street, St. Albans, AL1 3LF UK.
(26)    The business address of the Selling Securityholder is 12, rue Mansart, Paris, 75009, FR.
(27)    The business address of the Selling Securityholder is Trident Trust Company, One Capital Place, PO Box 847, Grand Cayman, KY1-1103, CJ.
(28)    The business address of the Selling Securityholder is 9912 Georgetown Pike, Suite D-203, Great Falls, Virginia 22066.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 4,730,537 Ordinary Shares issuable upon the exercise of the Public Warrants. Pursuant to the terms of the Public Warrants, Ordinary Shares will be distributed to those holders who surrender the Public Warrants and provide payment of the exercise price to us. Upon receipt of proper notice by any of the holders of the Public Warrants issued that such holder desires to exercise the Public Warrant, we will, within the time allotted by the Warrant Agreement, issue instructions to Continental Stock Transfer & Trust Company, our transfer agent, to issue Ordinary Shares to the holder. If, at the time the Public Warrants are exercised, this registration statement is effective and the prospectus included herein is current, the Ordinary Shares issued upon the exercise of the Public Warrants will be issued free of a restrictive legend. We will not receive any proceeds from the issuance of Ordinary Shares underlying the Public Warrants, except with respect to amounts received by us upon exercise of such Public Warrants to the extent such Public Warrants are exercised for cash. Assuming the exercise of all outstanding Public Warrants for cash, we would receive aggregate proceeds of approximately $54.4 million. However, whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Ordinary Shares. Each Warrant will become exercisable for one Ordinary Share at an exercise price of $11.50. Therefore, if and when the trading price of the Ordinary Shares is less than $11.50, we expect that warrantholders would not exercise their Warrants. On December 31, 2025, the last reported sale price of our Ordinary Shares was $2.52 per share. The Public Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Public Warrants may not be exercised prior to their maturity, even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Public Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. See also “Use of Proceeds.”
We are registering the resale by the Selling Securityholders named in this prospectus, including their donees, pledgees, transferees or their successors, of: (i) 128,882,309 Ordinary Shares and (ii) 129,611 Ordinary Shares issuable upon the exercise of Private Warrants.
We will not receive any proceeds from any sale by the Selling Securityholders of the Ordinary Shares or the Private Warrants being registered hereunder.
We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, including, without limitation, all registration and filing fees (including fees with respect to filings required to be made with FINRA (as defined herein)), Nasdaq listing fees, fees and expenses of compliance with securities or blue sky laws, if any, and fees and expenses of counsel and independent registered public accountants, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees, underwriting marketing costs, legal counsel fees that are not covered by us and any other expenses incurred by the Selling Securityholders in disposing of the securities.
The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders.
Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block trading transactions) on Nasdaq at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.
The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:
•the name of the participating broker-dealer(s);
•the specific securities involved;
•the initial price at which such securities are to be sold;
•the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and
•other facts material to the transaction.
The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the ordinary shares offered by this prospectus is being passed upon for us by De Brauw Blackstone Westbroek N.V. Certain matters regarding the warrants, certain U.S. federal securities laws are being passed upon for us by Nelson Mullins Riley & Scarborough LLP, Washington, D.C.
EXPERTS
The consolidated financial statements of Coincheck Group N.V. and subsidiaries, as of March 31, 2025 and March 31, 2024 and for each of the three years in the period ended March 31, 2025, incorporated by reference herein, have been so included in reliance on the report of KPMG AZSA LLC, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form F-3 that we have filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement, or to the exhibits to the reports or other documents incorporated by reference in this prospectus, for a copy of such contract, agreement or other document. We file annual and periodic reports, proxy statements and other information with the SEC, using its EDGAR system. The SEC provides free public access, through its website, to items publicly filed in the EDGAR system, including our items. The address of the SEC’s website is http://www.sec.gov.
 We also maintain a website at https://coincheckgroup.com/. You may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We are “incorporating by reference” in this prospectus certain documents we have filed or will file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act). Such information will automatically update and supersede the information contained in this prospectus and the documents listed below:
1. Our Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on July 30, 2025 (the “2024 Annual Report”);

2. Our Reports on Form 6-K furnished to the SEC on April 2, 2025, May 13, 2025, August 7, 2025, August 21, 2025, August 28, 2025, August 29, 2025, November 12, 2025, and November 28, 2025, respectively; and
We are also incorporating by reference any documents that we file with the SEC after the date of the filing of the registration statement of which the prospectus forms a part and prior to the subsequent effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
 We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address:

Coincheck Group N.V.
Nieuwezijds Voorburgwal 162
1012 SJ Amsterdam
The Netherlands
+31 20-522-2555

COINCHECK GROUP N.V.
Primary Offering of
4,730,537 Ordinary Shares Underlying Warrants
Secondary Offering of
128,882,309 Ordinary Shares and
129,611 Ordinary Shares Underlying Warrants

________________________________

PROSPECTUS
________________________________

, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.Indemnification of Directors and Officers.
 Under Dutch law, the directors of the Company may be held jointly and severally liable vis-a-vis the Company for damages in the event of improper performance of their duties. In addition, they may be held liable towards third parties for any action that may give rise to tort pursuant to the DCC. This applies equally to the Company’s executive directors and non-executive directors.
The general meeting of the Company may resolve to annually discharge the directors, to release them from any loss, damage or right to compensate arising out of or in connection with the exercise of their duties and which appear from the annual report and annual accounts of the Company or as otherwise disclosed to the general meeting.
The Articles of Association also include a provision on indemnification. Pursuant to the Articles of Association and unless Dutch law provides otherwise, the Company is required to indemnify any and all of the directors, officers, former directors, former officers and any person who may have served at its request as a director or officer of a subsidiary of the Company, who were or are made a party or are threatened to be made a party or are involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in that regard or any inquiry or investigation that could lead to such an action, suit or proceeding (a “Proceeding”), against any and all liabilities, damages, documented expenses (including attorney’s fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them.
Notwithstanding the Company’s obligation to indemnify and hold harmless as referred to above, no indemnification will be made (i) in respect of any claim, issue or matter as to which any of the above-mentioned indemnified persons will be adjudged in a final and non-appealable decision to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the Company or (ii) to the extent that the costs or the capital losses of the above-mentioned indemnified persons are paid by another party or are covered by an insurance policy and the insurer has paid out these costs or capital losses.
The indemnification described above will not be exclusive of any other rights to which those indemnified may be entitled to.
Pursuant to the Articles of Association, the indemnification described above may be further implemented in indemnification agreements or otherwise.
The Company may maintain an insurance policy which insures directors and officers against certain liabilities which might be incurred in connection with the performance of their duties. The description of indemnity herein is merely a summary of the provisions in the Articles of Association described above, and such description shall not limit or alter the mentioned provisions in the Articles of Association or other indemnification agreements to be entered into.

Item 9.Exhibits and Financial Statement Schedules
(a)Exhibits
The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.
(b)Financial Statements
The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit No.	Description
1.1	Form of Underwriting Agreement***
2.1
Business Combination Agreement, dated as of March 22, 2022, by and among Thunder Bridge Capital Partners IV, Inc., Coincheck Group B.V., M1 Co G.K., Coincheck Merger Sub, Inc., and Coincheck, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K filed by Thunder Bridge with the SEC on March 22, 2022).**

2.2
Amendment to Business Combination Agreement, dated as of May 31, 2023, by and among Thunder Bridge Capital Partners IV, Inc., Coincheck Group B.V., M1 Co G.K., Coincheck Merger Sub, Inc., and Coincheck, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K filed by Thunder Bridge with the SEC on May 31, 2023).**

2.3
Second Amendment to Business Combination Agreement, dated as of May 28, 2024, by and among Thunder Bridge Capital Partners IV, Inc., Coincheck Group B.V., M1 Co G.K., Coincheck Merger Sub, Inc., and Coincheck, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K filed by Thunder Bridge with the SEC on May 30, 2024).**

2.4
Third Amendment to Business Combination Agreement, dated as of October 8, 2024, by and among Thunder Bridge Capital Partners IV, Inc., Coincheck Group B.V., M1 Co G.K., Coincheck Merger Sub, Inc., and Coincheck, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K filed by Thunder Bridge with the SEC on October 11, 2024).**

2.5
Business Combination Waiver, dated as of December 6, 2024, by and among Thunder Bridge Capital Partners IV, Inc, Coincheck Group B.V., M1 Co G.K., Coincheck Merger Sub, Inc. and Coincheck, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K, filed by Thunder Bridge Capital Partners IV, Inc. with the SEC on December 6, 2024).**

3.1
Unofficial Translation of Deed of Conversion and Amendment of the Articles of Association of Coincheck Group B.V. (after conversion and amendment named, Coincheck Group N.V.) (incorporated by reference to Exhibit 1.1 of Form 20-F filed by the Registrant with the SEC on December 16, 2024).**

4.1
Warrant Agreement, dated June 29, 2021, between Thunder Bridge Capital Partners IV, Inc. and Continental Stock Transfer & Trust Company (including form of warrant certificates as Annex A thereto) (incorporated by reference to Exhibit 4.1 of Form 8-K, filed by Thunder Bridge with the SEC on July 2, 2021).**

4.2
Warrant Assumption and Amendment Agreement, dated December 10, 2024, by and among Thunder Bridge Capital Partners IV, Inc., Coincheck Group N.V. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 2.3 of Form 20-F filed by the Registrant with the SEC on December 16, 2024).**

4.3	Form of Stock Purchase Contract***
4.4	Form of Warrant Agreement and Form of Warrant Certificate***
4.5	Form of Subscription Rights Agreement and Form Subscription Rights Certificate***
4.6	Form of Indenture*
4.7	Form of Note***
4.8	Form of Debt Securities***
5.1	Opinion of De Brauw Blackstone Westbroek N.V. in connection with the Base Prospectus as to the validity of the Ordinary Shares*
5.2	Opinion of De Brauw Blackstone Westbroek N.V. in connection with the Selling Securityholder Prospectus as to the validity of the Ordinary Shares*
5.3	Opinion of Nelson Mullins Riley & Scarborough LLP as to New York law matters*
23.1	Consent of KPMG AZSA LLC.*
23.2	Consent of De Brauw Blackstone Westbroek N.V. (included as part of Exhibit 5.1).*
23.3	Consent of De Brauw Blackstone Westbroek N.V. (included as part of Exhibit 5.2).*
23.4	Consent of Nelson Mullins Riley & Scarborough LLP (included as part of Exhibit 5.3).*

Exhibit No.	Description
24.1	Power of Attorney (included in Part II of this Registration Statement)*
25.1	Statement of Eligibility of Trustee on Form T-1***^
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
107	Calculation of Filing Fee Table*

*	Filed herewith.
**	Previously filed.
***	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference.
^	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

Item 10.Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Great Falls, Commonwealth of Virginia, on January 2, 2026.

Coincheck Group N.V.
By:	/s/ Gary A. Simanson
Name:	Gary A. Simanson
Title:	Chief Executive Officer, President and Executive Director

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints and hereby authorizes Oki Matsumoto, Gary A. Simanson and Jason Sandberg as such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 2, 2026.

Signature	Title
/s/ Oki Matsumoto	Executive Chairperson
Oki Matsumoto
/s/ Gary A. Simanson	Chief Executive Officer (Principal Executive Officer), President and Executive Director
Gary A. Simanson
/s/ Jason Sandberg	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jason Sandberg
/s/ Yo Nakagawa	Executive Director
Yo Nakagawa
/s/ Takashi Oyagi	Non-Executive Director
Takashi Oyagi
/s/ Allerd Derk Stikker	Non-Executive Director
Allerd Derk Stikker
/s/ David Burg	Non-Executive Director
David Burg
/s/ Toshihiko Katsuya	Executive Director
Toshihiko Katsuya
/s/ Yuri Suzuki	Non-Executive Director
Yuri Suzuki
/s/ Jessica Sinyin Tan	Non-Executive Director
Jessica Sinyin Tan
AUTHORIZED REPRESENTATIVE
Pursuant to the requirement of the Securities Act, the undersigned, the duly authorized representative in the United States of Coincheck Group N.V. has signed this registration statement in the City of New York, State of New York, on January 2, 2026.

COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.